                                                                   Exhibit 99.1

                   SONY COMPUTER ENTERTAINMENT AMERICA INC.,

                                       AND

                                   ATARI INC,



                             (PLAYSTATION LOGO)(R)












                        PLAYSTATION(R) PORTABLE ("PSP")



                        PSP LICENSED PUBLISHER AGREEMENT

                                TABLE OF CONTENTS

SECTION:                                                                     PAGE:
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
1. DEFINITION OF TERMS ..................................................      1

2. LICENSE ..............................................................      3

3. DEVELOPMENT OF LICENSED PSP PRODUCTS .................................      3

4. LIMITATIONS ON LICENSES; RESERVATION OF RIGHTS .......................      4

5. QUALITY STANDARDS FOR THE LICENSED PSP PRODUCTS ......................      5

6. MANUFACTURE OF THE LICENSED PSP PRODUCTS .............................      8

7. MARKETING AND DISTRIBUTION ...........................................     10

8. ROYALTIES.............................................................     12

9. REPRESENTATIONS AND WARRANTIES .......................................     13

10. INDEMNITIES; LIMITED LIABILITY ......................................     14

11. SCEA INTELLECTUAL PROPERTY RIGHTS ...................................     16

12. INFRINGEMENT OF SCEA INTELLECTUAL PROPERTY RIGHTS BY THIRD PARTIES ..     16

13. CONFIDENTIALITY .....................................................     16

14. TERM AND TERMINATION ................................................     19

15. EFFECT OF EXPIRATION OR TERMINATION .................................     20

16. MISCELLANEOUS PROVISIONS ............................................     21

                        PLAYSTATION(R) PORTABLE ("PSP")

                        LICENSED PSP PUBLISHER AGREEMENT


This LICENSED PSP PUBLISHER AGREEMENT FOR THE PLAYSTATION PORTABLE, (the "Agreement" or "PSP LPA"), entered into as of the 23rd day of March, 2005 (the "Effective Date"), by and between SONY COMPUTER ENTERTAINMENT AMERICA INC., with offices at 919 E. Hillsdale Boulevard, Foster City, CA 94404 (hereinafter "SCEA"), and Atari Inc. with offices at 417 5th Avenue, New York, NY 10016 (hereinafter "Publisher").

WHEREAS, SCEA, its parent company, Sony Computer Entertainment Inc., and certain of their affiliates and companies within the group of companies of which any of them form a part (collectively referred to herein as "SCE" or alternatively "Sony") are designing and developing, and licensing core components of, a portable, handheld computer entertainment system known as the Playstation(R) Portable or the "PSP" computer entertainment system (hereinafter referred to as the ("PSP Player").

WHEREAS, SCEA has the right to grant licenses to certain SCEA Intellectual Property Rights within its licensed territory (as defined below) in connection with the PSP Player.

WHEREAS, Publisher desires to be granted a non-exclusive license to publish, develop, have manufactured, market, distribute and sell Licensed PSP Products (as defined below) pursuant to the terms and conditions set forth in this Agreement; and SCEA is willing, on the terms and subject to the conditions of this Agreement, to grant Publisher such a license.

NOW, THEREFORE, in consideration of the representations, warranties and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Publisher and SCEA hereby agree as follows:

1. DEFINITION OF TERMS.

         1.1 "Advertising Materials" means any advertising, marketing, merchandising, promotional, public relations (including press releases) and display materials relating to or concerning Licensed PSP Products or proposed Licensed PSP Products, or any other advertising, merchandising, promotional, public relations (including press releases) and display materials depicting any of the Licensed Trademarks. For purposes of this Agreement, Advertising Materials include any advertisements in which the PSP Player is referred to or used in any way, including but not limited to giving the PSP Player away as prizes in contests or sweepstakes and the public display of the PSP Player in product placement opportunities.


         1.2 "Affiliate of SCEA" means, as applicable, other regional SCE companies, including but not limited to, Sony Computer Entertainment Inc. in Japan, Sony Computer Entertainment Europe Ltd. in the United Kingdom, Sony Computer Entertainment Korea, Sony Computer Entertainment Hong Kong, Sony Computer Entertainment China, or such other Sony Computer Entertainment entity as may be established from time to time.

         1.3 "Designated Manufacturing Facility" means a manufacturing facility or facilities which is designated by SCEA in its sole discretion to manufacture Licensed PSP Products or their component parts, which may include manufacturing facilities owned and operated by affiliated companies of SCEA.

         1.4 "Executable Software" means software which includes Product Software and any software provided directly or indirectly by SCEA or an Affiliate of SCEA designed for execution exclusively on the PSP Player and which has the ability to communicate with the software resident in the PSP Player.

         1.5 "Fiscal Year" means a year measured from April 1 to March 31.

         1.6 "Guidelines" shall mean any guidelines of SCEA or an Affiliate of SCEA with respect to SCEA Intellectual Property Rights, which may be set forth in the PSP SourceBook or in other documentation provided by SCEA or an Affiliate of SCEA to Publisher.

         1.7 "Legal Attribution Line" means the legal attribution line used on SCEA marketing or other materials, which shall be substantially similar to the following: "Product copyright and trademarks are the property of the respective publisher or their licensors".

         1.8 "Legal Copy" means any legal or contractual information required to be used in connection with a Licensed PSP Product or Product Information, including but not limited to copyright and trademark attributions, contractual credits and developer or distribution credits.

         1.9 "Licensed PSP Developer Agreement" or "PSP LDA" means a valid and current license agreement for the development of Licensed PSP Products for the PSP Player, fully executed between a Licensed PSP Developer and SCEA or an Affiliate of SCEA.

         1.10 "Licensed PSP Products" means the Executable Software (which may be combined with Executable Software of other Licensed PSP Publishers or Licensed



                                       1                           CONFIDENTIAL

PSP Developers), which shall consist of one interactive entertainment game product developed for the PSP Player per Unit, in final form developed exclusively for the PSP Player. Publisher shall have no right to package or bundle more than one product developed for the PSP Player in a single Unit unless separately agreed with SCEA. The term "Licensed PSP Products" expressly excludes traditional non-interactive entertainment products such as movies or music or other interactive entertainment products that are not complete games.

         1.11 "Licensed PSP Publisher" means any publisher that has signed a valid and then current Licensed PSP Publisher Agreement.

         1.12 "Licensed PSP Publisher Agreement" or "PSP LPA" means a valid and current license agreement for the publication, development, manufacture, marketing, distribution and sale of Licensed PSP Products for the PSP Player, fully executed between a Licensed PSP Publisher and SCEA or an Affiliate of SCEA.

         1.13 "Licensed Territory" means the United States (including its possessions and territories) and Canada. The Licensed Territory may be modified or supplemented by SCEA from time to time pursuant to Section 4.4 below.

         1.14 "Licensed Trademarks" means the trademarks, service marks, trade dress, logos and other icons or indicia designated by SCEA in the PSP SourceBook or other Guidelines for use on or in connection with Licensed PSP Products. Nothing contained in this Agreement shall in any way grant Publisher the right to use the trademark "Sony" in any manner. SCEA may amend such Licensed Trademarks from time to time in the PSP SourceBook or other Guidelines or upon written notice to Publisher.

         1.15 "Manufacturing Specifications" means specifications setting forth terms relating to the manufacture and assembly of PSP Format Discs, Packaging, Printed Materials and each of their component parts, which shall be set forth in the PSP SourceBook or other documentation provided by SCEA or a Designated Manufacturing Facility to Publisher and which may be amended from time to time upon reasonable notice to Publisher.

         1.16 "Master Disc" means a recordable disc in the form requested by SCEA containing final pre-production Executable Software for a Licensed PSP Product.

         1.17 "Packaging" means, with respect to each Licensed PSP Product, the carton, containers, packaging, edge labels and other proprietary labels, trade dress and wrapping materials, including any jewel case (or other package or container) or parts thereof, but excluding Printed Materials and PSP Format Discs.

         1.18 "PSP Format Discs" means the discs formatted for use with the PSP Player which, for purposes of this Agreement, are manufactured on behalf of Publisher and contain Licensed PSP Products or SCEA Demo Discs.

         1.19 "Printed Materials" means all artwork and mechanicals set forth on the disc label of the PSP Format Disc relating to any of the Licensed PSP Products and on or inside any Packaging for the Licensed PSP Product, and all instructional manuals, liners, inserts, trade dress and other user information to be inserted into the Packaging.

         1.20 "Product Information" means any information owned or licensed by Publisher relating in any way to Licensed PSP Products, including but not limited to demos, videos, hints and tips, artwork, depictions of Licensed PSP Product cover art and videotaped interviews.

         1.21 "Product Proposal" shall have the meaning set forth in Section
5.2.1 hereto.

         1.22 "Product Software" means any software including audio and video material developed by a Licensed PSP Publisher or Licensed PSP Developer, which, either by itself or combined with Product Software of other licensees, when integrated with software provided by SCEA or an Affiliate of SCEA, creates Executable Software. It is understood that Product Software contains no proprietary information of Sony or any other rights of SCEA.

         1.23 "PSP Development System Agreement" means an agreement entered into between SCEA and a Licensed PSP Publisher, Licensed PSP Developer or other licensee for the sale or license of Development Tools.

         1.25 "PSP Development Tools" means the PSP development tools sold or licensed by SCEA to a Licensed PSP Publisher or Licensed PSP Developer for use in the development of Executable Software for the PSP Player.

         1.26 "Publisher Intellectual Property Rights" means those intellectual property rights, including but not limited to patents and other patent rights, copyrights, trademarks, service marks, trade names, trade dress, mask work rights, utility model rights, trade secret rights, technical information, know-how, and the equivalents of the foregoing under the laws of any jurisdiction, and all other proprietary or intellectual property rights throughout the universe, which pertain to Product Software, Product Information, Printed Materials, Advertising Materials or other rights of Publisher required or necessary under this Agreement.

         1.27 "Purchase Order" means a written purchase order processed in accordance with the terms of Section 6.2.2 hereto, the Manufacturing Specifications or other terms provided separately by SCEA or a Designated Manufacturing Facility to Publisher.



                                       2                           CONFIDENTIAL

         1.28 "SCEA Demo Disc" means any demonstration disc developed and distributed by SCEA.

         1.29 "SCEA Established Third Party Demo Disc Programs" means (i) any consumer or trade demonstration disc program specified in the PSP SourceBook, and (ii) any other third party demo disc program established by SCEA for Licensed PSP Publishers.

         1.30 "SCEA Intellectual Property Rights" means those intellectual property rights, including but not limited to patents and other patent rights, copyrights, trademarks, service marks, trade names, trade dress, mask work rights, utility model rights, trade secret rights, technical information, know-how, and the equivalents of the foregoing under the laws of any jurisdiction, and all other proprietary or intellectual property rights throughout the universe, which are required to ensure compatibility with the PSP Player or which pertain to the Licensed Trademarks.

         1.31 "SCEA Product Code" means the product identification number assigned to each Licensed PSP Product, which shall consist of separate product identification numbers for multiple disc sets (i.e., SLUS-xxxxx). This SCEA Product Code is used on the Packaging and PSP Format Disc relating to each Licensed PSP Product, as well as on most communications between SCEA and Publisher as a mode of identifying the Licensed PSP Product other than by title.

         1.32 "SCE Materials" means any data, object code, source code, firmware, documentation (or any part(s) of any of the foregoing), related to the PSP Player, selected in the sole judgment of SCEA, which are provided or supplied by SCEA or an Affiliate of SCEA to Publisher or any Licensed PSP Developer and/or other Licensed PSP Publisher. For purposes of this Agreement, SCE Materials shall not include any hardware portions of the Development Tools, but shall include firmware in such hardware.

         1.33 "PSP SourceBook" means the PSP SourceBook (or any other reference guide containing information similar to the PSP SourceBook but designated with a different name) prepared by SCEA, which is provided separately to Publisher. The PSP SourceBook is designed to serve as the first point of reference by Publisher in every phase of the development, approval, manufacture and marketing of Licensed PSP Products.

         1.34 "Standard Rebate" shall mean the rebate offered by SCEA on titles of Licensed PSP Products that achieve specified sales volumes as set forth in
Section 8.4 of this Agreement.

         1.35 "Third Party Demo Disc" means any demo disc developed and marketed by a Licensed PSP Publisher, which complies with the terms of an SCEA Established Third Party Demo Disc Program.

         1.36 "Unit" means an individual copy of a Licensed PSP Product title regardless of the number of PSP Format Discs constituting such Licensed PSP Product title.

         1.37 "Wholesale Price" or "WSP" shall mean the greater of (i) the published price of the Licensed PSP Product offered to retailers by Publisher as evidenced by a sell sheet or price list issued by Publisher no later than thirty
(30) days before first commercial shipment of the Licensed PSP Product, or (ii) the actual price paid by retailers upon the first commercial shipment of a Licensed PSP Product without offsets, rebates or deductions from invoices of any kind.

2. LICENSE.

         2.1 LICENSE GRANT. SCEA grants to Publisher, and Publisher hereby accepts, for the term of this Agreement, within the Licensed Territory, under SCEA Intellectual Property Rights owned, controlled or licensed by SCEA, a non-exclusive, non-transferable license, without the right to sublicense (except as specifically provided herein), to publish Licensed PSP Products using SCE Materials, which right shall be limited to the following rights and other rights set forth in, and in accordance with the terms of, this PSP LPA: (i) to produce or develop Licensed PSP Products and to enter into agreements with Licensed PSP Developers and other third parties to develop Licensed PSP Products; (ii) to have such Licensed PSP Products manufactured; (iii) to market, distribute and sell such Licensed PSP Products and to authorize others to do so within the licensed territory; (iv) to use the Licensed Trademarks strictly and only in connection with the development, manufacturing, marketing, packaging, advertising and promotion of the Licensed PSP Products, and subject to SCEA's right of approval as provided herein; and (v) to sublicense to end users the right to use the Licensed PSP Products for noncommercial purposes in conjunction with the PSP Player only, and not with other devices or for public performance.

         2.2 SEPARATE PLAYSTATION AGREEMENTS. Unless specifically set forth in this Agreement, all terms used herein are specific to the PSP Player and the third party licensing program related thereto and not to the original Playstation, Playstation 2 entertainment systems, or third party licensing program related thereto. Licenses relating to the original Playstation or Playstation 2 entertainment systems are subject to separate agreements with SCEA, and any license of rights to Publisher under such separate agreements shall not confer on Publisher any rights under the PSP Player and vice versa.

3. DEVELOPMENT OF LICENSED PSP PRODUCTS.

         3.1 RIGHT TO DEVELOP. This PSP LPA grants Publisher the right to develop Licensed PSP Products and the right to purchase or license Development Tools, as is appropriate, from SCEA or its designated agent, pursuant to a separate Development System Agreement with SCEA.

                                       3                           CONFIDENTIAL

In developing Executable Software (or portions thereof), Publisher and its agents shall fully comply in all respects with any and all technical specifications which may from time to time be issued by SCEA. In the event that Publisher uses third party tools to develop Executable Software, Publisher shall be responsible for ensuring that it has obtained appropriate licenses for such use.

         3.2 DEVELOPMENT BY THIRD PARTIES. Except as otherwise set forth herein, Publisher shall not provide SCE Materials or SCEA's Confidential Information to any third party. Publisher shall be responsible for determining that third parties meet the criteria set forth herein. Publisher may contract with a third party for development of Licensed PSP Products, provided that such third party is: (i) a Licensed PSP Publisher, (ii) a Licensed PSP Developer, or (iii) an SCEA-authorized subcontractor in compliance with the provisions of Section 16.6. Publisher shall notify SCEA in writing of the identity of any such third party within thirty (30) days of entering into an agreement or other arrangement with the third party.

4. LIMITATIONS ON LICENSES; RESERVATION OF RIGHTS.

         4.1 REVERSE ENGINEERING PROHIBITED. Other than as expressly permitted by SCEA in writing, Publisher shall not directly or indirectly disassemble, decrypt, electronically scan, peel semiconductor components, decompile, or otherwise reverse engineer in any manner or attempt to reverse engineer or derive source code from, all or any portion of the SCE Materials, or permit, assist or encourage any third party to do so. Other than as expressly permitted by SCEA in writing, Publisher shall not use, modify, reproduce, sublicense, distribute, create derivative works from, or otherwise provide to third parties, the SCE Materials, in whole or in part, other than as expressly permitted by SCEA. SCEA shall permit Publisher to study the performance, design and operation of the Development Tools solely for the limited purposes of developing and testing Publisher's software applications, or to build tools to assist Publisher with the development and testing of software applications for Licensed PSP Products. Any tools developed or derived by Publisher resulting from the study of the performance, design or operation of the Development Tools shall be considered as derivative products of the SCE Materials for copyright purposes, but may be treated as trade secrets of Publisher. In no event shall Publisher patent any tools created, developed or derived from SCE Materials. Publisher shall not make available to any third party any tools developed or derived from the study of the Development Tools without the express written permission of SCEA. Use of such tools shall be strictly limited to the creation or testing of Licensed PSP Products and any other use, direct or indirect of such tools is strictly prohibited. Publisher shall be required in all cases to pay royalties in accordance with Section 8 to SCEA on any of Publisher's products utilizing any SCE Materials or derivative works made therefrom. Moreover, Publisher shall bear all risks arising from incompatibility of its Licensed PSP Product and the PSP Player resulting from use of Publisher-created tools, The burden of proof under this Section shall be on Publisher to show by clear and convincing evidence if a dispute arises, and SCEA reserves the right to require Publisher to furnish evidence satisfactory to SCEA that Publisher has complied with this Section.

         4.2 RESERVATION OF SCEA'S RIGHTS.

                  4.2.1 LIMITATION OF RIGHTS TO LICENSES GRANTED. The licenses granted in this Agreement extend only to the publication, development, manufacture, marketing, distribution and sale of Licensed PSP Products for use on the PSP Player, in such formats as may be designated by SCEA within the Licensed Territory and does not permit transshipment of the Licensed PSP Products to unlicensed territories unless expressly approved in writing by SCEA or the Affiliate of SCEA with responsibility for licensing publishing rights in the region. Without limiting the generality of the foregoing and except as otherwise provided herein, Publisher shall not distribute or transmit the Executable Software or the Licensed PSP Products via electronic means or any other means now known or hereafter devised, including without limitation, via wireless, cable, fiber optic means, telephone lines, microwave and/or radio waves, or over a network of computers or other devices. Notwithstanding this limitation, Publisher may electronically transmit Executable Software from site to site, or from machine to machine over a computer network, for the sole purpose of facilitating development; provided that no right of retransmission shall attach to any such transmission, and provided further that Publisher shall use reasonable security measures customary within the high technology industry to reduce the risk of unauthorized interception or retransmission of such transmissions. This Agreement does not grant any right or license under any SCEA Intellectual Property Rights or otherwise, except as expressly provided herein, and no other right or license is to be implied by or inferred from any provision of this Agreement or the conduct of the parties hereunder.

                  4.2.2 OTHER USE OF SCE MATERIALS AND SCEA INTELLECTUAL PROPERTY RIGHTS. Publisher shall not make use of any SCE Materials or any SCEA Intellectual Property Rights (or any portion thereof) except as authorized by and in compliance with the provisions of this Agreement. Publisher shall not use the Executable Software, SCE Materials or SCEA's Confidential Information in connection with the development of any software for any emulator or other computer hardware or software system. No right, license or privilege has been granted to Publisher hereunder concerning the development of any collateral product or other use or purpose of any kind whatsoever which displays or depicts any of the Licensed Trademarks. The rights set forth in Section 2.1(v) hereto are limited to the right to sublicense such rights to end users for non-commercial use; any public performance relating to the Licensed PSP Product or the PSP Player is prohibited unless expressly authorized in writing by SCEA.



                                       4                           CONFIDENTIAL

         4.3 RESERVATION OF PUBLISHER'S RIGHTS. Separate and apart from SCE Materials and other rights licensed to Publisher by SCEA hereunder, as between Publisher and SCEA, Publisher retains all rights, title and interest in and to the Product Software, and the Product Proposals and Product Information related thereto, including without limitation Publisher Intellectual Property Rights therein, as well as Publisher's rights in any source code and other underlying material such as artwork and music related thereto and any names used as titles for Licensed PSP Products and other trademarks used by Publisher. Nothing in this Agreement shall be construed to restrict the right of Publisher to develop, distribute or transmit products incorporating the Product Software and such underlying material (separate and apart from the SCE Materials) for any hardware platform or service other than the PSP Player, or to use Printed Materials or Advertising Materials approved by SCEA as provided herein (provided that such Printed Materials and/or Advertising Materials do not contain any Licensed Trademarks) as Publisher determines for such other platforms. SCEA shall not do or cause to be done any act or thing in any way impairing or tending to impair or dilute any of Publisher's rights, title or interests hereunder. Notwithstanding the foregoing, Publisher shall not distribute or transmit Product Software which is intended to be used with the PSP Player via electronic means or any other means now known or hereafter devised, including without limitation, via wireless, cable, fiber optic means, telephone lines, microwave or radio waves, or a network of computers or other devices, except as otherwise permitted in Section 4.2.1 hereto.

         4.4 ADDITIONS TO AND DELETIONS FROM LICENSED TERRITORY. SCEA may, from time to time, add one or more countries to the Licensed Territory by providing written notice of such addition to Publisher. SCEA shall also have the right to delete, and intends to delete any countries from the Licensed Territory if, in SCEA's reasonable judgment, the laws or enforcement of such laws in such countries do not protect SCEA Intellectual Property Rights. In the event a country is deleted from the Licensed Territory, SCEA shall deliver to Publisher a notice stating the number of days within which Publisher shall cease distributing Licensed PSP Products and shall retrieve any Development Tools located in any such deleted country. Publisher shall cease distributing Licensed PSP Products, and retrieve any Development Tools, directly or through subcontractors, by the end of the period stated in such notice.

         4.5 PSP SOURCEBOOK REQUIREMENT. Publisher shall be required to comply with all the provisions of the PSP SourceBook, including without limitation the Technical Requirements Checklist therein, when published, or within a commercially reasonable time following its publication to incorporate such provisions, as if such provisions were set forth in this Agreement.

         4.6 COVENANT NOT TO SUE. Publisher, on behalf of itself and its representatives, affiliates, and any other person or entity acting on its behalf, hereby agrees not to file any action against and covenants not to sue SCEA, any Affiliate of SCEA, or any of SCEA's or its Affiliates' subsidiaries on any and all claims, rights, charges, damages or causes of action arising from the infringement or alleged infringement of any U.S. or international patent owned by, assigned or exclusively licensed to Publisher that is classified in a field which would cover products sold by SCEA in the United States and that has an effective filing date during the term of this Agreement and before the expiration or termination of this Agreement plus one year. This Section shall survive any termination or expiration of this Agreement with respect to the patents specified herein.

5. QUALITY STANDARDS FOR THE LICENSED PSP PRODUCTS.

         5.1 QUALITY ASSURANCE GENERALLY. The Licensed PSP Products (and all portions thereof) and Publisher's use of any Licensed Trademarks shall be subject to SCEA's prior written approval, which shall not be unreasonably withheld or delayed and which shall be within SCEA's sole discretion as to acceptable standards of quality. SCEA shall have the right at any stage of the development of a Licensed PSP Product to review such Licensed PSP Product to ensure that it meets SCEA's quality assurance standards. All Licensed PSP Products will be developed to utilize substantially the particular capabilities of the PSP Player's proprietary hardware, software and graphics. No approval by SCEA of any element or stage of development of any Licensed PSP Product shall be deemed an approval of any other element or stage of such Licensed PSP Product, nor shall any such approval be deemed to constitute a waiver of any of SCEA's rights under this Agreement. In addition, SCEA's approval of any element or any stage of development of any Licensed PSP Product shall not release Publisher from any of its representations and warranties in Section 9.2 hereunder.

         5.2 PRODUCT PROPOSALS.

                  5.2.1 SUBMISSION OF PRODUCT PROPOSAL. All Product Proposal submissions shall be in conformance with the submissions provisions as published in the PSP SourceBook as published or amended. Publisher shall submit to SCEA for SCEA's written approval or disapproval, which shall not be unreasonably withheld or delayed, a written concept document (the "Product Proposal") prior to commencing development of a Licensed Product. Such Product Proposal must contain all information specified in the PSP SourceBook, as well as any additional information that SCEA may deem to be useful in evaluating the proposed Licensed PSP Product.

                  5.2.2 APPROVAL OF PRODUCT PROPOSAL. After SCEA's review of Publisher's Product Proposal, Publisher will receive written notice from SCEA of the status of the Product Proposal, which may range from "Pass" to "Review" to "Fail." Such conditions shall have the



                                       5                           CONFIDENTIAL
meanings ascribed to them in the PSP SourceBook, and may be changed from time to time by SCEA. If a Product Proposal receives a "Fail", then neither Publisher nor any other Licensed PSP Developer or Licensed PSP Publisher may resubmit such Product Proposal without significant, substantive revisions. SCEA shall have no obligation to approve any Product Proposal submitted by Publisher. Any development conducted by or at the direction of Publisher and any legal commitment relating to development work shall be at Publisher's own financial and commercial risk. Publisher shall not construe approval of a Product Proposal as a commitment by SCEA to grant final approval to such Licensed PSP Product. Nothing herein shall restrict SCEA from commercially exploiting any coincidentally similar concept(s) and/or product(s), which have been independently developed by SCEA, an Affiliate of SCEA or any third party.

                  5.2.3 CHANGES TO PRODUCT PROPOSAL. Publisher shall notify SCEA promptly in writing in the event of any material proposed change in any portion of the Product Proposal. SCEA's approval of a Product Proposal shall not obligate Publisher to continue with development or production of the proposed Licensed PSP Product, provided that Publisher must immediately notify SCEA in writing if it discontinues, cancels or otherwise delays past the original scheduled delivery date the development of any proposed Licensed PSP Product. In the event that Publisher licenses a proposed Licensed PSP Product from another Licensed PSP Publisher or a Licensed PSP Developer, it shall immediately notify SCEA of such change and must resubmit such Licensed PSP Product to SCEA for approval in accordance with the provisions of Section 5.2.1 above.

         5.3 WORK-IN-PROGRESS.

                  5.3.1 SUBMISSION AND REVIEW OF WORK-IN-PROGRESS. SCEA shall require Publisher to submit to SCEA work-in-progress on Licensed PSP Products at intervals to be defined in the PSP SourceBook, throughout the development of the Licensed PSP Product, or if requested by SCEA on written notice to Publisher, at any time during the development process. Publisher shall be responsible for submitting work-in-progress to SCEA in accordance with the product Review Process as determined by SCEA or otherwise set out in the PSP SourceBook. Failure to submit work-in-progress in accordance with any stage of the Review Process may, at SCEA's discretion, result in revocation of approval of such Product Proposal.

                  5.3.2 APPROVAL OF WORK-IN-PROGRESS. SCEA shall have the right to approve, reject or require additional information with respect to each stage of the Review Process. Publisher shall make submission of the Licensed Product at first playable, pre-alpha, alpha, beta and final, or at such development stages to be more fully defined in the PSP SourceBook. SCEA shall approve each development stage of the Licensed Product or otherwise specify in writing the reasons for any rejection or request for additional information and shall state what corrections or improvements are necessary to obtain approval. If any stage of the Review Process is not provided to SCEA or is not successfully met after a reasonable cure period agreed to between SCEA and Publisher, SCEA shall have the right to revoke the approval of Publisher's Product Proposal.

                  5.3.3 CANCELLATION OR DELAY; CONDITIONS OF APPROVAL. Licensed PSP Products which are canceled by Publisher or are late in meeting the final Executable Software delivery date by more than three (3) months (without agreeing with SCEA on a modified final delivery date) shall be subject to the termination provisions set forth in Section 14.3 hereto. In addition, failure to make changes required by SCEA to the Licensed PSP Product at any stage of the Review Process, or making material changes to the Licensed PSP Product without SCEA's approval, may subject Publisher to the termination provisions set forth in Section 14.3 hereto.

         5.4 APPROVAL OF EXECUTABLE SOFTWARE. On or before the date specified in the Product Proposal or as determined by SCEA pursuant to the Review Process, Publisher shall deliver to SCEA for its inspection and evaluation, a final version of the Executable Software for the proposed Licensed PSP Product. SCEA will evaluate such Executable Software and notify Publisher in writing of its approval or disapproval, which shall not be unreasonably withheld or delayed, If such Executable Software is disapproved, SCEA shall specify in writing the reasons for such disapproval and state what corrections and improvements are necessary. After making the necessary corrections and improvements, Publisher shall submit a new version of such Executable Software for SCEA's approval. SCEA shall have the right to disapprove Executable Software if it fails to comply with SCEA's corrections or improvements or one or more conditions as set forth in the PSP SourceBook with no obligation to review all elements of any version of Executable Software. All final versions of Executable Software shall be submitted in the format prescribed by SCEA and shall include such number of Master Discs as SCEA may require from time to time, Publisher hereby (i) warrants that all final versions of Executable Software are fully tested; (ii) shall use its best efforts to ensure such Executable Software is fully debugged prior to submission to SCEA; and (iii) warrants that all versions of Executable Software comply or will comply with standards set forth in the PSP SourceBook or other documentation provided by SCEA to Publisher. In addition, prior to manufacture of Executable Software, Publisher must sign an accountability form stating that (x) Publisher approves the release of such Executable Software for manufacture in its current form and (y) Publisher shall be fully responsible for any problems related to such Executable Software.

         5.5 PRINTED MATERIALS.

                  5.5.1 COMPLIANCE WITH GUIDELINES. For each proposed Licensed PSP Product, Publisher shall be responsible, at Publisher's expense, for creating and



                                       6                            CONFIDENTIAL
developing Printed Materials. All Printed Materials shall comply with the Guidelines, which may be amended from time to time, provided that Publisher shall, except as otherwise provided herein, only be required to implement amended Guidelines in subsequent orders of Printed Materials and shall not be required to recall or destroy previously manufactured Printed Materials, unless such Printed Materials do not comply with the original requirements in the Guidelines or unless explicitly required to do so in writing by SCEA.

                  5.5.2 SUBMISSION AND APPROVAL OF PRINTED MATERIALS. No later than submission of final Executable Software for a proposed Licensed PSP Product, Publisher shall also deliver to SCEA, for review and evaluation, the proposed final Printed Materials and a form of limited warranty for the proposed Licensed PSP Product, Failure to meet any scheduled release dates for a Licensed PSP Product is solely the risk and responsibility of Publisher, and SCEA assumes no responsibility for Publisher failing to meet such scheduled release dates due to this submission process. The quality of such Printed Materials shall be of the same quality as that associated with other commercially available high quality software products. If any of the Printed Materials are disapproved, SCEA shall specify the reasons for such disapproval and state what corrections are necessary. SCEA shall have no liability to Publisher for costs incurred or irrevocably committed to by Publisher for production of Printed Materials that are disapproved by SCEA. After making the necessary corrections to any disapproved Printed Materials, Publisher must submit new Printed Materials for approval by SCEA. SCEA shall not unreasonably withhold or delay its review of Printed Materials.

         5.6 ADVERTISING MATERIALS.

                  5.6.1 SUBMISSION AND APPROVAL OF ADVERTISING MATERIALS. Pre-production samples of all Advertising Materials shall be submitted by Publisher to SCEA, at Publisher's expense, prior to any actual production, use or distribution of any such items by Publisher or on its behalf. SCEA shall evaluate and approve such Advertising Materials, which approval shall not be unreasonably withheld or delayed, as to the following standards: (i) the content, quality, and style of the overall advertisement; (ii) the quality, style, appearance and usage of any of the Licensed Trademarks; (iii) appropriate references of any required notices; and (iv) compliance with the Guidelines. If any of the Advertising Materials are disapproved, SCEA shall specify the reasons for such disapproval and state what corrections are necessary. SCEA may require Publisher to immediately withdraw and reprint any Advertising Materials that have been published but have not received the written approval of SCEA. SCEA shall have no liability to Publisher for costs incurred or irrevocably committed to by Publisher for production of Advertising Materials that are disapproved by SCEA. For each Licensed PSP Product, Publisher shall be required to deliver to SCEA an accountability form stating that all Advertising Materials for such Licensed PSP Product comply or will comply with the Guidelines for use of the Licensed Trademarks. After making the necessary corrections to any disapproved Advertising Materials, Publisher must submit new proposed Advertising Materials for approval by SCEA.

                  5.6.2 FAILURE TO COMPLY; THREE STRIKES PROGRAM. PUBLISHERS WHO FAIL TO OBTAIN SCEA'S APPROVAL OF ADVERTISING MATERIALS PRIOR TO BROADCAST OR PUBLICATION SHALL BE SUBJECT TO THE PROVISIONS OF THE "THREE STRIKES" PROGRAM OUTLINED IN THE PSP SOURCEBOOK. FAILURE TO OBTAIN SCEA'S APPROVAL OF ADVERTISING MATERIALS COULD RESULT IN TERMINATION OF THIS PSP LPA OR TERMINATION OF APPROVAL OF THE LICENSED PSP PRODUCT, OR COULD SUBJECT PUBLISHER TO THE PROVISIONS OF
SECTION 14.4 HERETO. Failure to meet any scheduled release dates for Advertising Materials is solely the risk and responsibility of Publisher, and SCEA assumes no responsibility for Publisher failing to meet such scheduled release dates due to approval requirements as set forth in this Section.

                  5.6.3 SCEA MATERIALS. Subject in each instance to the prior written approval of SCEA, Publisher may use advertising materials owned by SCEA pertaining to the PSP Player or to the Licensed Trademarks on such Advertising Materials as may, in Publisher's judgment, promote the sale of Licensed PSP Products.

         5.7 RATING REQUIREMENTS. If required by SCEA or any governmental entity, Publisher shall submit each Licensed PSP Product to a consumer advisory ratings system designated by SCEA or such governmental entity for the purpose of obtaining rating code(s) for each Licensed PSP Product. Any and all costs and expenses incurred in connection with obtaining such rating code(s) shall be borne solely by Publisher. Any required consumer advisory rating code(s) shall be displayed on the Licensed PSP Product and in the associated Printed Materials and Advertising Materials, at Publisher's cost and expense, in accordance with the PSP SourceBook or other documentation provided by SCEA to Publisher.

         5.8 PUBLISHER'S ADDITIONAL QUALITY ASSURANCE OBLIGATIONS. If at any time or times subsequent to the approval of Executable Software and Printed Materials, SCEA identifies any material defects (such materiality to be determined by SCEA in its sole discretion) with respect to the Licensed PSP Product, or in the event that SCEA identifies any improper use of its Licensed Trademarks or SCE Materials with respect to the Licensed PSP Product, or any such material defects or improper use are brought to the attention of SCEA, Publisher shall, at no cost to SCEA, promptly correct any such material defects, or improper use of Licensed Trademarks or SCE Materials, to SCEA's commercially reasonable satisfaction, which may include, if necessary in SCEA's judgment, the recall and re-release of such Licensed PSP Product. In the event any Units of Licensed PSP Products create any risk of loss or damage to




                                       7                           CONFIDENTIAL
any property or injury to any person, Publisher shall immediately take effective steps, at Publisher's sole liability and expense, to recall or to remove such defective Units from any affected channels of distribution, provided, however, that if Publisher is not acting as the distributor and/or seller for the Licensed PSP Products, its obligation hereunder shall be to use its best efforts to arrange removal of such Licensed PSP Product from channels of distribution, Publisher shall provide all end-user support for the Licensed PSP Products and SCEA expressly disclaims any obligation to provide end-user support on Publisher's Licensed PSP Products.

6. MANUFACTURE OF THE LICENSED PSP PRODUCTS.

         6.1 MANUFACTURE OF UNITS. Upon approval of Executable Software and associated Printed Materials pursuant to Section 5, and subject to Sections 6.1.2, 6.1.3 and 6.1.4 below, the Designated Manufacturing Facility will, in accordance with the terms and conditions set forth in this Section 6, and at Publisher's expense (a) manufacture PSP Format Discs for Publisher; (b) manufacture Publisher's Packaging and/or Printed Materials; and/or (c) assemble the PSP Format Discs with the Printed Materials and the Packaging. Publisher shall comply with all Manufacturing Specifications related to the particular terms set forth herein, SCEA reserves the right to insert or require the Publisher to insert certain Printed Materials relating to the PSP Player or Licensed Trademarks into each Unit.

                  6.1.1 MANUFACTURE OF PSP FORMAT DISCS.

                           6.1.1.1 DESIGNATED MANUFACTURING FACILITIES. To
insure compatibility of the PSP Format Discs with the PSP Player, consistent quality of the Licensed PSP Product and incorporation of anti-piracy security systems, SCEA shall designate and license a Designated Manufacturing Facility to reproduce PSP Format Discs. Publisher shall purchase [*] of its requirements for PSP Format Discs from such Designated Manufacturing Facility during the term of the Agreement. Any Designated Manufacturing Facility shall be a third party beneficiary of this Agreement.

                           6.1.1.2 CREATION OF MASTER LICENSED PSP PRODUCT.
Pursuant to Section 5.4 in connection with final testing of Executable Software, Publisher shall provide SCEA with the number of Master Discs specified in the PSP SourceBook. A Designated Manufacturing Facility shall create from one of the fully approved Master Discs provided by Publisher the original master of the Licensed PSP Product from which all other copies of the Licensed PSP Product are to be replicated. Publisher shall be responsible for the costs, as determined by the Designated Manufacturing Facility, of producing such original master. In order to insure against loss or damage to the copies of the Executable Software furnished to SCEA, Publisher will retain duplicates of all Master Discs, and neither SCEA nor any Designated Manufacturing Facility shall be liable for loss of or damage to any Master Discs or Executable Software.

                  6.1.2 MANUFACTURE OF PRINTED MATERIALS.

                           6.1.2.1 MANUFACTURE BY DESIGNATED MANUFACTURING
FACILITY. If Publisher elects to obtain Printed Materials from a Designated Manufacturing Facility, Publisher shall deliver all SCEA-approved Printed Materials to that Designated Manufacturing Facility, at Publisher's sole risk and expense, and the Designated Manufacturing Facility will manufacture such Printed Materials in accordance with this Section 6. In order to insure against loss or damage to the copies of the Printed Materials furnished to SCEA, Publisher will retain duplicates of all Printed Materials, and neither SCEA nor any Designated Manufacturing Facility shall be liable for loss of or damage to any such Printed Materials.

                           6.1.2.2 MANUFACTURE BY ALTERNATE SOURCE. Subject to
SCEA's approval as provided in Section 5.5.2 hereto and in this Section, Publisher may elect to be responsible for manufacturing its own Printed Materials (other than any Artwork which may be placed directly upon the Playstation Disc, which Publisher will supply to the Designated Manufacturing Facility for placement), at Publisher's sole risk and expense. Prior to production of each order, Publisher shall be required to supply SCEA with samples of any Printed Materials not produced or supplied by a Designated Manufacturing Facility, at no charge to SCEA or Designated Manufacturing Facility, for SCEA's approval with respect to the quality thereof, SCEA shall have the right to disapprove any Printed Materials that do not comply with the Manufacturing Specifications. Manufacturing Specifications for Printed Materials shall be comparable to manufacturing specifications applied by SCEA to its own software products for the PSP Player. If Publisher elects to supply its own Printed Materials, neither SCEA nor any Designated Manufacturing Facility shall be responsible for any delays arising from use of Publisher's own Printed Materials.

                  6.1.3 MANUFACTURE OF PACKAGING.

                           6.1.3.1 MANUFACTURE BY DESIGNATED MANUFACTURING
FACILITY. To ensure consistent quality of the Licensed PSP Products, SCEA may designate and license a Designated Manufacturing Facility to reproduce proprietary Packaging for the PSP Player. If SCEA creates proprietary Packaging for the PSP Player, then Publisher shall purchase [*] of its requirements for such proprietary Packaging from a Designated Manufacturing Facility during the term of the Agreement, and the Designated Manufacturing Facility will manufacture such Packaging in accordance with this Section 6.

                           6.1.3.2 MANUFACTURE BY ALTERNATE SOURCE. If SCEA
elects to use standard, non-proprietary Packaging for the PSP Player, then Publisher may elect to be

[*] Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.


                                       8                           CONFIDENTIAL
responsible for manufacturing its own Packaging (other than any proprietary labels and any portion of a container containing Licensed Trademarks, which Publisher must purchase from a Designated Manufacturing Facility). Publisher shall assume all responsibility for the creation of such Packaging at Publisher's sole risk and expense. Publisher shall be responsible for encoding and printing proprietary edge labels provided by a Designated Manufacturing Facility with information reasonably specified by SCEA from time to time and will apply such labels to each Unit of the Licensed PSP Product as reasonably specified by SCEA. Prior to production of each order, Publisher shall be required to supply SCEA with samples of any Packaging not produced or supplied by a Designated Manufacturing Facility, at no charge to SCEA or Designated Manufacturing Facility, for SCEA's approval with respect to the quality, SCEA shall have the right to disapprove any Packaging that does not comply with the Manufacturing Specifications. Manufacturing Specifications for Packaging shall be comparable to manufacturing specifications applied by SCEA to its own software products for the PSP Player. If Publisher procures Packaging from an alternate source, then it must also procure assembly services from an alternate source. If Publisher elects to supply its own Packaging, neither SCEA nor any Designated Manufacturing Facility shall be responsible for any delays arising from use of Publisher's own Packaging.

                  6.1.4 ASSEMBLY SERVICES. Publisher may either procure assembly services from a Designated Manufacturing Facility or from an alternate source. If Publisher elects to be responsible for assembling the Licensed PSP Products, then the Designated Manufacturing Facility shall ship the component parts of the Licensed PSP Product to a destination provided by Publisher, at Publisher's sole risk and expense. SCEA shall have the right to inspect any assembly facilities utilized by Publisher in order to determine if the component parts of the Licensed PSP Products are being assembled in accordance with SCEA's quality standards. SCEA may require that Publisher recall any Licensed PSP Products that do not contain proprietary labels or other material component parts or that otherwise fail to comply with the Manufacturing Specifications. If Publisher elects to use alternate assembly facilities, neither SCEA nor any Designated Manufacturing Facility shall be responsible for any delays or missing component parts arising from use of alternate assembly facilities.

         6.2 PRICE, PAYMENT AND TERMS.

                  6.2.1 PRICE. The applicable price for manufacture of any Units of Licensed PSP Products ordered hereunder shall be provided to Publisher by the Designated Manufacturing Facility. Purchase shall be subject to the terms and conditions set out in any purchase order form supplied to Publisher by the Designated Manufacturing Facility.


                  6.2.2 ORDERS. Publisher shall issue to a Designated Manufacturing Facility a written Purchase Order(s) in a form designated by SCEA and containing the information required in the Manufacturing Specifications, with a copy to SCEA. All orders shall be subject to approval by SCEA, which shall not be unreasonably withheld or delayed. Purchase Orders issued by Publisher to a Designated Manufacturing Facility for each Licensed PSP Product approved by SCEA shall be non-cancelable and be subject to the order requirements of the Designated Manufacturing Facility.

                  6.2.3 PAYMENT TERMS. Purchase Orders will be invoiced as soon as reasonably practical after receipt, and such invoice will include both manufacturing price and royalties payable pursuant to Section 8.1 or 8.2 below for each Unit of Licensed PSP Products ordered. Each invoice will be payable either on a cash-in-advance basis or pursuant to a letter of credit, or at SCEA's sole discretion, on credit terms. Terms for cash-in-advance and letter of credit payments shall be as set forth in the PSP SourceBook. All amounts hereunder shall be payable in United States dollars. All associated banking charges with respect to payments of manufacturing costs and royalties shall be borne solely by Publisher.

                           6.2.3.1 CREDIT TERMS. SCEA may at its sole discretion
extend credit terms and limits to Publisher. SCEA may also revoke such credit terms and limits at its sole discretion. If Publisher qualifies for credit terms, then orders will be invoiced upon shipment of Licensed PSP Products and each invoice will be payable within thirty (30) days of the date of the invoice. Any overdue sums shall bear interest at the rate of one and one-half (1-1/2%) percent per month, or such lower rate as may be the maximum rate permitted under applicable law, from the date when payment first became due to and including the date of payment thereof. Publisher shall be additionally liable for all costs and expenses of collection, including without limitation, reasonable fees for attorneys and court costs.

                           6.2.3.2 GENERAL TERMS. No deduction may be made from
remittances unless an approved credit memo has been issued by a Designated Manufacturing Facility. Neither SCEA nor a Designated Manufacturing Facility shall be responsible for shortage or breakage with respect to any order if component parts or assembly services are obtained from alternate sources. Each shipment to Publisher shall constitute a separate sale, whether whole or partial fulfillment of any order. Nothing in this Agreement shall excuse or be construed as a waiver of Publisher's obligation to timely provide any and all payments owed to SCEA and Designated Manufacturing Facility.

         6.3 DELIVERY OF LICENSED PSP PRODUCTS. Neither SCEA nor any Designated Manufacturing Facility shall have an obligation to store completed Units of Licensed PSP Products. Publisher may either specify a mode of








                                       9                           CONFIDENTIAL
delivery or allow the Designated Manufacturing Facility to select a mode of delivery.

         6.4 OWNERSHIP OF MASTER DISCS. Due to the proprietary nature of the mastering process, neither SCEA nor a Designated Manufacturing Facility shall under any circumstances release any original master, Master Discs or other in-process materials to Publisher. All such materials shall be and remain the sole property of SCEA or Designated Manufacturing Facility. Notwithstanding the foregoing, Publisher Intellectual Property Rights contained in Product Software that is contained in such in-process materials is, as between SCEA and Publisher, the sole and exclusive property of Publisher or its licensors (other than SCEA or its affiliates).

7. MARKETING AND DISTRIBUTION.

         7.1 MARKETING GENERALLY. In accordance with the provisions of this Agreement and at no expense to SCEA, Publisher shall, and shall direct its distributors to, diligently market, sell and distribute the Licensed PSP Products, and shall use commercially reasonable efforts to stimulate demand for such Licensed PSP Products in the Licensed Territory and to supply any resulting demand. Publisher shall use its reasonable best efforts to protect the Licensed PSP Products from and against illegal reproduction or copying by end users or by any other persons or entities.

         7.2 SAMPLES. Publisher shall provide to SCEA, at no additional cost, for SCEA's internal use, [*] sample copies of each Licensed PSP Product, Publisher shall pay any manufacturing costs to the Designated Manufacturing Facility in accordance with Section 6.2, but shall not be obligated to pay royalties, in connection with such sample Units. In the event that Publisher assembles any Licensed PSP Product using an alternate source, Publisher shall be responsible for shipping such sample Units to SCEA at Publisher's cost and expense, SCEA shall not directly or indirectly resell any such sample copies of the Licensed PSP Products without Publisher's prior written consent. SCEA may give sample copies to its employees, provided that it uses its reasonable efforts to ensure that such copies are not sold into the retail market. In addition, subject to availability, Publisher shall sell to SCEA additional quantities of Licensed PSP Products at the Wholesale Price for such Licensed PSP Product. Any changes to SCEA's policy regarding sample Units shall be set forth in the PSP SourceBook.

         7.3 MARKETING PROGRAMS OF SCEA. From time to time, SCEA may invite Publisher to participate in promotional or advertising opportunities that may feature one or more Licensed PSP Products from one or more Licensed PSP Publishers. Participation shall be voluntary and subject to terms to be determined at the time of the opportunity. In the event Publisher elects to participate, all materials submitted by Publisher to SCEA shall be submitted subject to Section 10.2 below and delivery of such materials to SCEA shall constitute acceptance by Publisher of the terms of the offer. Moreover, SCEA may use the Legal Attribution Line on all multi-product marketing materials, unless otherwise agreed in writing.

         7.4 DEMONSTRATION DISC PROGRAMS. SCEA may, from time to time, provide opportunities for Publisher to participate in SCEA Demo Disc programs. In addition, SCEA may, from time to time, grant to Publisher the right to create Third Party Demo Discs pursuant to SCEA Established Third Party Demo Disc Programs. The specifications with respect to the approval, creation, manufacture, marketing, distribution and sale of any such demo disc programs shall be set forth in the PSP SourceBook or in other documentation to be provided by SCEA to Publisher. Except as otherwise specifically set forth herein, in the PSP SourceBook or in other documentation, Third Party Demo Discs shall be considered "Licensed PSP Products" and shall be subject in all respects to the terms and conditions of this Agreement pertaining to Licensed PSP Products. In addition, the following procedures shall also apply to SCEA Demo Discs and Third Party Demo Discs.

                  7.4.1 SCEA DEMO DISCS.

                           7.4.1.1 LICENSE. SCEA may, but shall not be obligated
to, invite Licensed PSP Publishers to participate in any SCEA Demo Disc program. Participation by Publisher in an SCEA Demo Disc program shall be optional. If Publisher elects to participate in an SCEA Demo Disc program and provides Product Information to SCEA in connection thereto, Publisher shall thereby grant to SCEA a royalty-free license during the term of this Agreement in the Licensed Territory to manufacture, use, sell, distribute, market, advertise and otherwise promote Publisher's Product Information as part of such SCEA Demo Disc program. In addition, Publisher shall grant SCEA the right to feature Publisher and Licensed PSP Product names in SCEA Demo Disc Advertising Materials and to use copies of screen displays generated by the code, representative video samples or other Product Information in such SCEA Demo Disc Advertising Materials. All decisions relating to the selection of first and third party Product Information and all other aspects of SCEA Demo Discs shall be in the sole discretion of SCEA.

                           7.4.1.2 SUBMISSION AND APPROVAL OF PRODUCT
INFORMATION. Upon receipt of written notice that SCEA has tentatively chosen Publisher's Product Information for inclusion in an SCEA Demo Disc, Publisher shall deliver to SCEA such requested Product Information by no later than the deadline set forth in such notice. Separate notice will be sent for each SCEA Demo Disc, and Publisher must sign each notice prior to inclusion in such SCEA Demo Disc. Publisher shall include its own Legal Copy on the title screen or elsewhere in the Product Information submitted to SCEA, SCEA shall only provide the Legal Attribution Line on the SCEA Demo Disc title


[*] Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.


                                       10                           CONFIDENTIAL
screen and packaging, Publisher's Product Information shall comply with SCEA's technical specifications provided to Publisher. SCEA reserves the right to review and test the Product Information provided and request revisions prior to inclusion on the SCEA Demo Disc. If SCEA requests changes to the Product Information and Publisher elects to continue to participate in such Demo Disc, Publisher shall make such changes as soon as possible after receipt of written notice of such requested changes from SCEA, but not later than the deadline for receipt of Product Information. Failure to make such changes and provide the modified Product Information to SCEA by the deadline shall result in the Product Information being removed from the SCEA Demo Disc. Costs associated with preparation of Product Information supplied to SCEA shall be borne solely by Publisher. Except as otherwise provided in this Section, SCEA shall not edit or modify Product Information provided to SCEA by Publisher without Publisher's consent, not to be unreasonably withheld. SCEA shall have the right to use subcontractors to assist in the development of any SCEA Demo Disc. With respect to Product Information provided by Publisher in demo form, the demo delivered to SCEA shall not constitute the complete Licensed PSP Product and shall be, at a minimum, an amount sufficient to demonstrate the Licensed PSP Product's core features and value, without providing so much information as to give consumers a disincentive to purchase the complete Licensed PSP Product.

                           7.4.1.3 NO OBLIGATION TO PUBLISH. Acceptance of
Product Information for test and review shall not be deemed confirmation that SCEA shall include the Product Information on an SCEA Demo Disc, nor shall it constitute approval of any other element of the Licensed PSP Product. SCEA reserves the right to choose from products submitted from other Licensed PSP Publishers and first party products to determine the products to be included in SCEA Demo Discs, and Publisher's Licensed PSP Products will not be guaranteed prominence or preferential treatment on any SCEA Demo Disc. Nothing herein shall be construed as creating an obligation of SCEA to publish Product Information submitted by Publisher in any SCEA Demo Disc, nor shall SCEA be obligated to publish, advertise or promote any SCEA Demo Disc.

                           7.4.1.4 SCEA DEMO DISCS SOLD AT RETAIL. Publisher is
aware and acknowledges that certain SCEA Demo Discs may be distributed and sold by SCEA in the retail market. If Publisher elects to participate in any SCEA Demo Disc program which is sold in the retail market, as notified by SCEA to Publisher, Publisher acknowledges prior to participation in any such SCEA Demo Disc that it is aware of no limitations regarding Product Information provided to SCEA pursuant to the terms of this Agreement which would in any way restrict SCEA's ability to distribute or sell such SCEA Demo Disc at retail, nor does Publisher or its licensors (other than SCEA and/or its affiliates) have any anticipation of receiving any compensation from such retail sales. In the event that SCEA institutes a SCEA Demo Disc in which a fee or royalty is charged to Publisher, SCEA and Publisher will enter into a separate agreement regarding such SCEA Demo Disc.

                  7.4.2 THIRD PARTY DEMO DISCS.

                           7.4.2.1 LICENSE. Publisher may participate in any
SCEA Established Third Party Demo Disc Program, Publisher shall notify SCEA of its intention to participate in any such program, and upon receipt of such notice, SCEA shall grant to Publisher the right and license to use Licensed PSP Products in Third Party Demo Discs and to use, distribute, market, advertise and otherwise promote (and, if permitted in accordance with the terms of any SCEA Established Third Party Program or otherwise permitted by SCEA, to sell) such Third Party Demo Discs in accordance with the PSP SourceBook, which may be modified from time to time at the sole discretion of SCEA. Unless separately agreed in writing with SCEA, Third Party Demo Discs shall not be used, distributed, promoted, bundled or sold in conjunction with other products. In addition, SCEA hereby consents to the use of the Licensed Trademarks in connection with Third Party Demo Discs, subject to the approval procedures set forth in this Agreement. If any SCEA Established Third Party Demo Disc Program is specified by SCEA to be for promotional use only and not for resale, and such Third Party Demo Disc is subsequently discovered to be for sale, Publisher's right to produce Third Party Demo Discs shall thereupon be automatically revoked, and SCEA shall have the right to terminate any related Third Party Demo Discs in accordance with the terms of Section 14.3 or 14.4 hereto.

                           7.4.2.2 SUBMISSION AND APPROVAL OF THIRD PARTY DEMO
DISCS. Publisher shall deliver to SCEA, for SCEA's prior approval, a final version of each Third Party Demo Disc in a format prescribed by SCEA. Such Third Party Demo Disc shall comply with all requirements provided to Publisher by SCEA in the PSP SourceBook or otherwise. In addition, SCEA shall evaluate the Third Party Demo Disc in accordance with the approval provisions for Executable Software and Printed Materials set forth in Sections 5.4 and 5.5, respectively. Furthermore, Publisher shall obtain the approval of SCEA in connection with any Advertising Materials relating to the Third Party Demo Discs in accordance with the approval provisions set forth in Section 5.6. Costs associated with Third Party Demo Discs shall be borne solely by Publisher. No approval by SCEA of any element of any Third Party Demo Disc shall be deemed an approval of any other element thereto, nor does any such approval constitute final approval for the related Licensed PSP Product. Unless otherwise permitted by SCEA, Publisher shall clearly and conspicuously state on all Third Party Demo Disc Packaging and Printed Materials that the Third Party Demo Disc is for promotional purposes only and not for resale.

                           7.4.2.3 MANUFACTURE AND ROYALTY OF THIRD PARTY DEMO
DISCS. Publisher shall comply with all Manufacturing Specifications with respect to the


                                       11                           CONFIDENTIAL
manufacture and payment for manufacturing costs of Third Party Demo Discs, and Publisher shall also comply with all terms and conditions of Section 6 hereto. No costs incurred in the development, manufacture, licensing, production, marketing and/or distribution (and if permitted by SCEA, sale) of the Third Party Demo Disc shall be deducted from any amounts payable to SCEA hereunder. Royalties on Third Party Demo Discs shall be as provided in Section 8.2.

         7.5 CONTESTS AND SWEEPSTAKES OF PUBLISHER. SCEA acknowledges that, from time to time, Publisher may conduct contests and sweepstakes to promote Licensed PSP Products. SCEA shall permit Publisher to include contest or sweepstakes materials in Printed Materials and Advertising Materials, subject to compliance with the approval provisions of Section 5.5 and 5.6 hereunder, compliance with the provisions of Section 9.2 and 10.2 hereunder, and subject to the following additional terms and conditions:

         (i) Publisher represents that it has retained the services of a fulfillment house to administer the contest or sweepstakes and if it has not retained the services of a fulfillment house, Publisher represents and warrants that it has the expertise to conduct such contests or sweepstakes, and in any event, Publisher shall assume full responsibility for all aspects of such contest or sweepstakes;

         (ii) Publisher warrants that each contest, sweepstakes, and promotion, comply with local, state and federal laws or regulations;

         (iii) Publisher represents and warrants that it has obtained the consent of all holders of intellectual property rights required to be obtained in connection with each contest or sweepstakes including, but not limited to, the consent of any holder of copyrights or trademarks relating to any Advertising Materials publicizing the contest or sweepstakes, or the prizes being awarded to winners of the contest or sweepstakes; and

         (iv) Publisher shall make available to SCEA all contest and sweepstakes material prior to publication in accordance with the approval process set forth in Section 5.5 or 5.6.

Approval by SCEA of contest or sweepstakes materials for use in the Printed Materials or Advertising Materials (or any use of the PSP Player or Licensed PSP Products as prizes in such contest or sweepstakes) shall not constitute an endorsement by SCEA of such contest or sweepstakes, nor shall such acceptance be construed as SCEA having reviewed and approved such materials for compliance with any federal or state law, statute, regulations, order or the like, which shall be Publisher's sole responsibility.

         7.6 PLAYSTATION WEBSITE. All Licensed PSP Publishers shall be required to provide Product Information for a web page for each of its Licensed PSP Products for display on the Playstation promotional website, or other website or websites as may be operated by SCEA from time to time in connection with the promotion of the Playstation, Playstation Portable, or PSP brands. Specifications for Product Information for such web pages shall be as provided in the PSP SourceBook. Publisher shall provide SCEA with such Product Information for each Licensed PSP Product upon submission of Printed Materials to SCEA for approval in accordance with Section 5.5.2 hereto. Publisher shall also provide updates to such web page in a timely manner as required by SCEA in updates to the PSP SourceBook.

         7.7 DISTRIBUTION.

                  7.7.1 DISTRIBUTION CHANNELS. Publisher may use such distribution channels as Publisher deems appropriate, including the use of third party distributors, resellers, dealers and sales representatives. In the event that Publisher elects to have one of its Licensed PSP Products distributed and sold by another Licensed PSP Publisher, Publisher must provide SCEA with advance written notice of such election, the name of the Licensed PSP Publisher and any additional information requested by SCEA regarding the nature of the distribution services provided by such Licensed PSP Publisher prior to manufacture of such Licensed PSP Product.

                  7.7.2 LIMITATIONS ON DISTRIBUTION. Notwithstanding any other provisions in this Agreement, Publisher shall not, directly or indirectly, solicit orders from or sell any Units of the Licensed PSP Products to any person or entity outside of the Licensed Territory nor transship Licensed PSP Products between regional SCE territories. In addition, Publisher shall not directly or indirectly solicit orders for or sell any Units of the Licensed PSP Products in any situation where Publisher knows or reasonably should know that such Licensed PSP Products may be exported or resold outside of the Licensed Territory.

8. ROYALTIES.

         8.1 APPLICABLE ROYALTIES ON LICENSED PSP PRODUCTS.

                  8.1.1 INITIAL ORDERS. Publisher shall pay SCEA, either directly or through its designee, a per title royalty in United States dollars for each Unit of the Licensed PSP Products manufactured based on the initial Wholesale Price of the Licensed PSP Product, as follows:

                  Wholesale Price 1      Per Title Royalty
                  -----------------      -----------------

[*]               [*]                    [*]

[*]               [*]                    [*]

[*]               [*]                    [*]


[*] Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.


                                       12                           CONFIDENTIAL

In the absence of satisfactory evidence to support the WSP, the royalty rate that shall apply will be [*] per Unit or the [*]. Royalties may be subject to change in SCEA's discretion upon [*] notice to Publisher. Upon receipt of such notice, Publisher shall have the option to terminate this Agreement upon written notice to SCEA rather than having such revised royalty structure go into effect.

          8.1.2 REORDERS AND OTHER PROGRAMS. Royalties on additional orders to manufacture a specific Licensed PSP Product, regardless of which Publisher submits the order, shall be the royalty determined by the initial Wholesale Price as reported by initial Publisher for that Licensed PSP Product regardless of the wholesale price of the Licensed PSP Product at the time of reorder, except in the event that the wholesale Price increases for such Licensed PSP Product, in which case the royalty shall be adjusted upwards to reflect the higher Wholesale Price. Licensed PSP Products qualifying for SCEA's "Greatest Hits" programs or other programs offered by SCEA shall be subject to the royalties applicable for such programs. Publisher acknowledges that as of the date of execution of this Agreement no "Greatest Hits" program exists for the PSP Third Party licensing program.

     8.2 THIRD PARTY DEMO DISC PROGRAM ROYALTIES: Publishers shall pay SCEA a per Unit royalty in United States dollars of [*] for each Third
Party Demo Disc Unit manufactured. The quantity of Units ordered shall comply with the terms of such SCEA Established Third Party Demo Disc Program.

     8.3 PAYMENT FOR LICENSED PSP PRODUCT. Payment of royalties under Sections
8.1 and 8.2 shall be made to SCEA through its Designated Manufacturing Facility concurrent with the placement of an order to manufacture Licensed PSP Product and payment of manufacturing costs in accordance with the terms and conditions set forth in Section 6.2.3, unless otherwise agreed in writing with SCEA. At the time of placing an order to manufacture a Licensed PSP Product, Publisher shall submit to SCEA an accurate accounting statement setting out the number of units of Licensed PSP Product to be manufactured, projected initial wholesale price, applicable royalty, and total amount due SCEA. In addition, Publisher shall submit to SCEA prior to placing the initial order for each Licensed PSP Product a separate certification, in the form provided by SCEA in the PSP SourceBook, signed by officers of Publisher that certifies that the Wholesale Price provided to SCEA is accurate and attaching such documentation supporting the WSP as requested by SCEA. Payment shall be made prior to manufacture unless SCEA has agreed to extend credit terms to Publisher in writing pursuant to Section
6.2.3.1. Nothing herein shall be construed as requiring SCEA to extend credit terms to Publisher. The accounting statement due hereunder shall be subject to the audit and accounting provisions set forth in paragraph 16.2 below. No costs incurred in the development, manufacture, marketing, sale and/or distribution of the Licensed PSP Products shall be deducted from any royalties payable to SCEA hereunder. Similarly, there shall be no deduction from the royalties otherwise owed to SCEA as a result of any uncollectible accounts owed to Publisher, or for any credits, discounts, allowances or returns which Publisher may credit or otherwise grant to any third party customer of any Units of the Licensed PSP Products, or for any taxes, fees, assessments or expenses of any kind which may be incurred by Publisher in connection with its sale or distribution of any Units of the Licensed PSP Products or arising with respect to the payment of royalties. In addition to the royalty payments provided to SCEA, Publisher shall be solely responsible for and bear any cost relating to any withholding taxes or other such assessments which may be imposed by any governmental authority with respect to the royalties paid to SCEA hereunder; provided, however, that SCEA shall not manufacture Licensed PSP Products outside of the United States without the prior consent of Publisher. Publisher shall provide SCEA with official tax receipts or other such documentary evidence issued by the applicable tax authorities sufficient to substantiate that any such taxes or assessments have in fact been paid.

     8.4 REBATES, PROMOTIONS OR DISCOUNTS. From time to time SCEA may, at its sole option, offer to Publisher programs which result in rebates or other reduced royalties to Publisher, Eligibility to participate in a program offered by SCEA shall be determined by the terms and conditions set forth for participation at the time the program is offered. SCEA reserves the right to alter, extend, or terminate program offerings upon notice to Publishers. Nothing contained herein shall require SCEA to offer any rebate, promotion, or discount program to Publisher during the term of this Agreement.


9. REPRESENTATIONS AND WARRANTIES.

     9.1 REPRESENTATIONS AND WARRANTIES OF SCEA. SCEA represents and warrants solely for the benefit of Publisher that SCEA has the right, power and authority to enter into this Agreement and to fully perform its obligations hereunder.

     9.2 REPRESENTATIONS AND WARRANTIES OF PUBLISHER. Publisher represents and warrants that:

     (i) There is no threatened or pending action, suit, claim or proceeding alleging that the use by Publisher of all or any part of the Product Software, Product Proposals, Product Information, Printed Materials, Advertising Materials or any underlying work or content embodied therein, or any name, designation or trademark used in conjunction with the Licensed PSP Products infringes or otherwise violates any Intellectual Property Right or other right or interest of any kind whatsoever of any third party, or otherwise contesting any right, title or interest of

[*] Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

                                                                    CONFIDENTIAL
                                       13

Publisher in or to the Product Software, Product Proposals, Product Information, Printed Materials, Advertising Materials or any underlying work or content embodied therein, or any same, designation or trademark used in conjunction with the Licensed PSP Products;

     (ii) The Product Software, Product Proposals, Product Information, Printed Materials and Advertising Materials and their contemplated use under this Agreement do not and shall not infringe any person's or entity's rights including without limitation, patents, copyrights (including rights in a joint work), trademarks, trade dress, trade secret, rights of publicity, privacy, performance, moral rights, literary rights and any other third party right;

     (iii) Publisher has the right, power and authority to enter into this Agreement, to grant SCEA the rights granted hereunder and to fully perform its obligations hereunder;

     (iv) The making of this Agreement by Publisher does not violate any separate agreement, rights or obligations existing between Publisher and any other person or entity, and, throughout the term of this Agreement, Publisher shall not make any separate agreement with any person or entity that is inconsistent with any of the provisions of this Agreement;

     (v) Publisher has not sold, assigned, leased, licensed or in any other way disposed of or encumbered the rights granted to Publisher hereunder, and Publisher will not sell, assign, lease, license or in any other way dispose of or encumber any of such rights except as expressly permitted hereunder or as consented to by SCEA in writing;

     (vi) Publisher has obtained the consent of all holders of intellectual property rights required to be obtained in connection with use of any Product Information by SCEA as licensed hereunder, and Product Information when provided to SCEA in accordance with the terms of this Agreement may be published, marketed, distributed and sold by SCEA in accordance with the terms and conditions of this Agreement and without SCEA incurring any royalty, residual, union, guild or other fees;

     (vii) Publisher shall not make any representation or give any warranty to any person or entity expressly or implicitly on SCEA's behalf, or to the effect that the Licensed PSP Products are connected in any way with SCEA (other than that the Executable Software and/or Licensed PSP Products have been developed, marketed, sold and/or distributed under license from SCEA);

     (viii) In the event that Executable Software is delivered to other Licensed PSP Publishers or Licensed PSP Developers by Publisher in source code form, Publisher will take all precautions consistent with the protection of valuable trade secrets by companies in high technology industries to ensure the confidentiality of such source code;

     (ix) The Executable Software and any Product Information delivered to SCEA shall be in a commercially acceptable form, free of significant bugs, defects, time bombs or viruses which could disrupt, delay, destroy the Executable Software of PSP Player or render either of them less than fully useful, and shall be fully compatible with the PSP Player and any peripherals listed on the Printed Materials as compatible with the Licensed PSP Product;

     (x) Each of the Licensed PSP Products, Executable Software, Printed Materials and Advertising Materials shall be developed, marketed, sold and distributed by or at the direction of Publisher in an ethical manner and in full compliance with all applicable federal, state, provincial, local and foreign laws and any regulations and standards promulgated thereunder
(including but not limited to federal and state lottery laws as currently interpreted and enforced) and will not contain any obscene or defamatory matter;

     (xi) Publisher's policies and practices with respect to the development, marketing, sale, and/or distribution of the Licensed PSP Products shall in no manner reflect adversely upon the name, reputation or goodwill of SCEA;

     (xii) Publisher has, or will contract with a Licensed PSP Developer for, the technical expertise and resources necessary to fulfill its obligations under this Agreement; and

     (xiii) Publisher shall make no false, misleading or inconsistent representations or claims with respect to any Licensed PSP Products, the PSP Player or SCEA.

10.  INDEMNITIES; LIMITED LIABILITY.

     10.1 INDEMNIFICATION BY SCEA. SCEA shall indemnify and hold Publisher harmless from and against any and all third party claims, losses, liabilities, damages, expenses and costs, including, without limitation, reasonable fees for attorneys, expert witnesses and litigation costs, and including costs incurred in the settlement or avoidance of any such claim which result from or are in connection with a breach of any of the representations or warranties provided by SCEA herein; provided, however, that Publisher shall give prompt written notice to SCEA of the assertion of any such claim, and provided, further, that SCEA shall have the right to select counsel and control the defense and settlement thereof. SCEA shall have the exclusive right, at its discretion, to commence and prosecute at its own expense any lawsuit or to take such other action with respect to such matters as shall be deemed appropriate by SCEA. Publisher shall provide SCEA, at no expense to Publisher, reasonable assistance and cooperation concerning any such matter, and Publisher shall not agree to the settlement of any such claim, action or proceeding without SCEA's prior written consent.



                                       14                           CONFIDENTIAL

     10.2 INDEMNIFICATION BY PUBLISHER. Publisher shall indemnify and hold SCEA harmless from and against any and all claims, losses, liabilities, damages, expenses and costs, including, without limitation, reasonable fees for attorneys, expert witnesses and litigation costs, and including costs incurred in the settlement or avoidance of any such claim, which result from or are in connection with (i) a breach of any of the provisions of this Agreement; or (ii) infringement of a third party's intellectual property rights by Publisher; or
(iii) any claims of or in connection with any personal or bodily injury (including death) or property damage, by whomever such claim is made, arising out of, in whole or in part, the development, marketing, sale, distribution or use of any of the Licensed PSP Products (or portions thereof) unless due directly to the breach of SCEA in performing any of the specific duties or providing any of the specific services required; or (iv) any federal, state or foreign civil or criminal actions relating to the development, marketing, sale or distribution of Licensed PSP Products. SCEA shall give prompt written notice to Publisher of the assertion of any such indemnified claim, and, with respect to third party claims, actions or proceedings against SCEA, SCEA shall have the right to select counsel for SCEA and reasonably control the defense and settlement thereof, Subject to the above, Publisher shall have the right, at its discretion, to select its own counsel, to commence and prosecute at its own expense any lawsuit, to reasonably control the defense and settlement thereof or to take such other action with respect to claims, actions or proceedings by or against Publisher. SCEA shall retain the right to approve any settlement, SCEA shall provide Publisher, at no expense to SCEA, reasonable assistance and cooperation concerning any such matter; and SCEA shall not agree to the settlement of any such claim, action or proceeding (other than third party claims, actions or proceedings against SCEA) without Publisher's prior written consent.

10.3 LIMITATION OF LIABILITY.

     10.3.1 LIMITATION OF SCEA'S LIABILITY. IN NO EVENT SHALL SCEA OR OTHER SONY AFFILIATES AND THEIR SUPPLIERS, OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS BE LIABLE FOR LOSS OF PROFITS, OR ANY SPECIAL, PUNITIVE, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT, INCLUDING WITHOUT LIMITATION THE BREACH OF THIS AGREEMENT BY SCEA, THE MANUFACTURE OF THE LICENSED PSP PRODUCTS AND THE USE OF THE LICENSED PSP PRODUCTS, EXECUTABLE SOFTWARE OR THE PSP PLAYER BY PUBLISHER OR ANY END-USER, WHETHER UNDER THEORY OF CONTRACT, TORT (INCLUDING NEGLIGENCE), INDEMNITY, PRODUCT LIABILITY OR OTHERWISE, IN NO EVENT SHALL SCEA'S LIABILITY ARISING UNDER, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT, INCLUDING WITHOUT LIMITATION ANY LIABILITY FOR DIRECT OR INDIRECT DAMAGES, AND INCLUDING WITHOUT LIMITATION ANY LIABILITY UNDER SECTION 10.1, EXCEED THE TOTAL AMOUNT PAID BY PUBLISHER TO SCEA UNDER THIS AGREEMENT. EXCEPT AS EXPRESSLY SET FORTH HEREIN, NEITHER SCEA NOR ANY SONY AFFILIATE, NOR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS, SHALL BEAR ANY RISK, OR HAVE ANY RESPONSIBILITY OR LIABILITY, OF ANY KIND TO PUBLISHER OR TO ANY THIRD PARTIES WITH RESPECT TO THE QUALITY, OPERATION OR PERFORMANCE OF ANY PORTION OF THE SCE MATERIALS, THE PSP PLAYER OR ANY LICENSED PSP PRODUCT.

     10.3.2 LIMITATION OF PUBLISHER'S LIABILITY. IN NO EVENT SHALL PUBLISHER OR ITS AFFILIATED COMPANIES AND THEIR SUPPLIERS, OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS BE LIABLE TO SCEA FOR ANY LOSS OF PROFITS, OR ANY SPECIAL, PUNITIVE, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES ARISING OUT OF, RELATED TO OR IN CONNECTION WITH (i) THIS AGREEMENT OR (ii) THE USE OR DISTRIBUTION IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS AGREEMENT OF ANY CODE PROVIDED BY SCEA, IN WHOLE OR IN PART, WHETHER UNDER THEORY OF CONTRACT, TORT (INCLUDING NEGLIGENCE), INDEMNITY, PRODUCT LIABILITY OR OTHERWISE, PROVIDED THAT SUCH LIMITATIONS SHALL NOT APPLY TO DAMAGES RESULTING FROM PUBLISHER'S BREACH OF SECTIONS 4, 10.2, 11 OR 13 OF THIS AGREEMENT, AND PROVIDED FURTHER THAT SUCH LIMITATIONS SHALL NOT APPLY TO AMOUNTS WHICH PUBLISHER MAY BE REQUIRED TO PAY TO THIRD PARTIES UNDER SECTIONS 10.2 OR 16.10.

     10.4 DISCLAIMER OF WARRANTY. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, NEITHER SCEA NOR ITS AFFILIATES AND SUPPLIERS MAKE, NOR DOES PUBLISHER RECEIVE, ANY REPRESENTATIONS OR WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, REGARDING THE SCE MATERIALS, SCEA'S CONFIDENTIAL INFORMATION THE PSP PLAYER, THE UNITS OF THE LICENSED PSP PRODUCTS MANUFACTURED HEREUNDER OR PUBLISHER'S PRODUCT INFORMATION INCLUDED ON SCEA DEMO DISCS. SCEA SHALL NOT BE LIABLE FOR ANY INJURY, LOSS OR DAMAGE, DIRECT, INDIRECT OR CONSEQUENTIAL, ARISING OUT OF THE USE OR INABILITY TO USE ANY UNITS OR ANY SOFTWARE ERRORS OR "BUGS" IN PUBLISHER'S PRODUCT INFORMATION WHICH

                                       15                           CONFIDENTIAL

MAY BE REPRODUCED ON SCEA DEMO DISCS. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, SCEA AND ITS AFFILIATES AND SUPPLIERS EXPRESSLY DISCLAIM THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND THEIR EQUIVALENTS UNDER THE LAWS OF ANY JURISDICTION, REGARDING THE SCE MATERIALS, SCEA'S CONFIDENTIAL INFORMATION, LICENSED PSP PRODUCTS, SCEA DEMO DISCS AND THE PSP PLAYER. ANY WARRANTY AGAINST INFRINGEMENT THAT MAY BE PROVIDED IN SECTION 2-312(3) OF THE UNIFORM COMMERCIAL CODE OR IN ANY OTHER COMPARABLE STATUTE IS EXPRESSLY DISCLAIMED.

11. SCEA INTELLECTUAL PROPERTY RIGHTS.

     11.1 LICENSED TRADEMARKS. The Licensed Trademarks and the goodwill associated therewith are and shall be the exclusive property of SCEA or Affiliates of SCEA. Nothing herein shall give Publisher any right, title or interest in or to any of the Licensed Trademarks or any other trademarks of SCEA, other than the non-exclusive license provided herein. Publisher shall not do or cause to be done any act or thing in any way impairing or tending to impair or dilute any of SCEA's rights, title or interests in or to any of the Licensed Trademarks or any other trademarks of SCEA, nor shall Publisher register any trademark in its own name or in the name of any other person or entity, or obtain rights to employ Internet domain names or addresses, which are similar to or are likely to be confused with any of the Licensed Trademarks or any other trademarks of SCEA.

     11.2 LICENSE OF SCE MATERIALS AND PSP PLAYER. All rights with respect to the SCE Materials and PSP Player, including, without limitation, all SCEA Intellectual Property Rights therein, are and shall be the exclusive property of SCEA or Affiliates of SCEA. Nothing herein shall give Publisher any right, title or interest in or to the SCE Materials or the PSP Player or any portion thereof, other than the non-exclusive license provided herein. Publisher shall not do or cause to be done any act or thing in any way impairing or tending to impair any of SCEA's rights, title or interests in or to the SCE Materials or the PSP Player or any portion thereof.

12. INFRINGEMENT OF SCEA INTELLECTUAL PROPERTY RIGHTS BY THIRD PARTIES.

In the event that Publisher discovers or otherwise becomes aware that any SCEA Intellectual Property Rights have been or are being infringed upon by any third party, Publisher shall promptly notify SCEA. SCEA shall have the sole right, in its discretion, to institute and prosecute lawsuits against third parties for such infringement of SCEA Intellectual Property Rights. Any lawsuit shall be prosecuted solely at the cost and expense of SCEA and all sums recovered in any such lawsuits, whether by judgment, settlement or otherwise shall belong solely to SCEA. Upon request of SCEA, Publisher shall execute all papers, testify on all matters and otherwise cooperate in every way necessary and desirable for the prosecution of any such lawsuit. SCEA shall reimburse Publisher for the reasonable expenses incurred as a result of such cooperation, but unless authorized by other provisions of this Agreement, not costs and expenses attributable to the conduct of a cross-claim or third party action.

13. CONFIDENTIALITY,

     13.1 SCEA'S CONFIDENTIAL INFORMATION.

          13.1.1 DEFINITION OF SCEA'S CONFIDENTIAL INFORMATION. "SCEA's Confidential Information" shall mean:

     (i) the PSP Player, SCE Materials and Development Tools and this Agreement;

     (ii) other documents and materials developed, owned, licensed or under the control of SCEA, including all processes, data, hardware, software, inventions, trade secrets, ideas, creations, improvements, designs, discoveries, developments, research and know-how, including without limitation the PSP SourceBook and SCEA Intellectual Property Rights relating to the PSP Player, SCE Materials or Development Tools; and

     (iii) information and documents regarding SCEA's finances, business, marketing and technical plans, business methods and production plans.

SCEA's Confidential Information may consist of information in any medium, whether oral, printed, in machine-readable form or otherwise, including information apprised to Publisher and reduced to tangible or written form at any time during the term of this Agreement. In addition, the existence of a relationship between Publisher and SCEA for the purposes set forth herein shall be deemed to be SCEA'S Confidential Information unless otherwise agreed to in writing by the parties or until publicly announced by SCEA,

          13.1.2 TERM OF PROTECTION OF SCEA'S CONFIDENTIAL INFORMATION. The term for the protection of SCEA's Confidential Information shall commence on the Effective Date first above written and shall continue in full force and effect as long as any of SCEA's Confidential Information continues to be maintained as confidential and proprietary by SCEA or SCE. During such term, Publisher shall, pursuant to Section 13.1.3 below, safeguard and hold in trust and confidence and not disclose or use any and all of SCEA's Confidential Information except for the purposes specified.

          13.1.3 PRESERVATION OF SCEA'S CONFIDENTIAL INFORMATION. Publisher shall, with respect to SCEA's Confidential Information:


                                       16                           CONFIDENTIAL

     (i) not disclose SCEA's Confidential Information to any person or entity, other than those employees or directors of the Publisher whose duties justify a "need-to-know" and who have executed a confidentiality agreement in which such employees or directors have agreed not to disclose, and to hold confidential, all confidential information and materials inclusive of those of third parties which may be disclosed to them or to which they may have access during the course of their duties. At SCEA's request, Publisher shall provide SCEA with a copy of such confidentiality agreement between Publisher and its employees or directors, and shall also provide SCEA with a list of employee and director signatories. Publisher shall not disclose any of SCEA's Confidential Information to third parties, including without limitation to consultants or agents. Any employees or directors who obtain access to SCEA's Confidential Information shall be advised by Publisher of the confidential nature of SCEA's Confidential Information, and Publisher shall be responsible for any breach of this Agreement by its employees or directors.

     (ii) take all measures necessary to safeguard SCEA's Confidential Information in order to avoid disclosure, publication, or dissemination, using as high a degree of care and scrutiny, but at least reasonable care, as is consistent with the protection of valuable trade secrets by companies in high technology industries.

     (iii) ensure that all written materials relating to or containing SCEA's Confidential Information be maintained in a restricted access area and plainly marked to indicate the secret and confidential nature thereof.

     (iv) at SCEA's request, return promptly to SCEA any and all portions of SCEA's Confidential Information, together with all copies thereof.

     (v) not use, modify, reproduce, sublicense, copy, distribute, create derivative works from, or otherwise provide to third parties, SCEA's Confidential Information, or any portion thereof, except as provided herein, nor shall Publisher remove any proprietary legend set forth on or contained within any of SCEA's Confidential Information.

          13.1.4 EXCEPTIONS. The foregoing restrictions shall not apply to any portion of SCEA's Confidential Information which:

     (i) was previously known to Publisher without restriction on disclosure or use, as proven by written documentation of Publisher; or

     (ii) is or legitimately becomes part of the public domain through no fault of Publisher or its employees; or

     (iii) is independently developed by Publisher's employees who have not had access to SCEA's Confidential Information, as proven by written documentation of Publisher; or

     (iv) is required to be disclosed by administrative or judicial action; provided that Publisher must attempt to maintain the confidentiality of SCEA's Confidential Information by asserting in such action the restrictions set forth in this Agreement, and, immediately after receiving notice of such action or any notice of any threatened action, Publisher must notify SCEA to give SCEA the maximum opportunity to seek any other legal remedies to maintain such SCEA's Confidential Information in confidence as herein provided; or

     (v) is approved for release by written authorization of SCEA.

          13.1.5 NO OBLIGATION TO LICENSE. Disclosure of SCEA's Confidential Information to Publisher shall not constitute any option, grant or license from SCEA to Publisher under any patent or other SCEA Intellectual Property Rights now or hereinafter held by SCEA. The disclosure by SCEA to Publisher of SCEA's Confidential Information shall not result in any obligation on the part of SCEA to approve any materials of Publisher, nor shall such disclosure by SCEA give Publisher any right to develop, directly or indirectly, manufacture or sell any product derived from or which uses any of SCEA's Confidential Information, other than as expressly set forth in this Agreement.

          13.1.6 PUBLISHER'S OBLIGATIONS UPON UNAUTHORIZED DISCLOSURE. If at any time Publisher becomes aware of any unauthorized duplication, access, use, possession or knowledge of any SCEA Confidential Information, it shall notify SCEA as soon as reasonably practicable, and shall promptly act to recover any such information and prevent further breach of the confidentiality obligations herein. Publisher shall provide any and all reasonable assistance to SCEA to protect SCEA's proprietary rights in any SCEA Confidential Information that it or its employees or permitted subcontractors may have directly or indirectly disclosed or made available, and that may be duplicated, accessed, used, possessed or known in a manner or for a purpose not expressly authorized by this Agreement, including but not limited to enforcement of confidentiality agreements, commencement and prosecution in good faith (alone or with the disclosing party) of legal action, and reimbursement for all reasonable attorneys' fees, costs and expenses incurred by SCEA to protect its proprietary rights in SCEA's Confidential Information. Publisher shall take all steps requested by SCEA to prevent the recurrence of any unauthorized duplication, access, use, possession or knowledge of SCEA's Confidential Information. In addition, SCEA shall have the right to pursue any actions at law or in equity, including without limitation the remedies set forth in Section 16.10 hereto.

     13.2 PUBLISHER'S CONFIDENTIAL INFORMATION.


                                       17                           CONFIDENTIAL

          13.2.1 DEFINITION OF PUBLISHER'S CONFIDENTIAL INFORMATION. "Publisher's Confidential Information" shall mean:

     (i) any Product Software as provided to SCEA pursuant to this Agreement and all documentation and information relating thereto, including Product Proposals, Printed Materials and Advertising Materials (other than documentation and information intended for use by and release to end users, the general public or the trade);

     (ii) other documents and materials developed, owned, licensed or under the control of Publisher, including all processes, data, hardware, software, inventions, trade secrets, ideas, creations, improvements, designs, discoveries, developments, research and know-how; and

     (iii) information and documents regarding Publisher's finances, business, marketing and technical plans, business methods and production plans.

Publisher's Confidential Information may consist of information in any medium, whether oral, printed, in machine-readable form or otherwise, including information apprised to SCEA and reduced to tangible or written form at any time during the term of this Agreement.

          13.2.2 TERM OF PROTECTION OF PUBLISHER'S CONFIDENTIAL INFORMATION. The term for the protection of Publisher's Confidential Information shall commence on the Effective Date first above written and shall continue in full force and effect as long as any of Publisher's Confidential Information continues to be maintained as confidential and proprietary by Publisher.

          13.2.3 PRESERVATION OF CONFIDENTIAL INFORMATION OF PUBLISHER. SCEA shall, with respect to Publisher's Confidential Information:

     (i) hold all Publisher's Confidential Information in confidence, and shall take all reasonable steps to preserve the confidentiality of Publisher's Confidential Information, and to prevent it from falling into the public domain or into the possession of persons other than those persons to whom disclosure is authorized hereunder.

     (ii) not disclose Publisher's Confidential Information to any person other than an SCEA employee or subcontractor who needs to know or have access to such Confidential Information for the purposes of this Agreement, and only to the extent necessary for such purposes,

     (iii) ensure that all written materials relating to or containing Publisher's Confidential Information be maintained in a secure area and plainly marked to indicate the secret and confidential nature thereof.

     (iv) at Publisher's request, return promptly to Publisher any and all portions of Publisher's Confidential Information, together with all copies thereof.

     (v) not use Publisher's Confidential Information, or any portion thereof, except as provided herein, nor shall SCEA remove any proprietary legend set forth on or contained within any of Publisher's Confidential Information.

          13.2.4 EXCEPTIONS. The foregoing restrictions will not apply to any portion of Publisher's Confidential Information which:

     (i) was previously known to SCEA without restriction on disclosure or use, as proven by written documentation of SCEA; or

     (ii) is or legitimately becomes part of information in the public domain through no fault of SCEA, its employees or its subcontractors; or

     (iii) is independently developed by SCEA's employees or affiliates who have not had access to Publisher's Confidential Information, as proven by written documentation of SCEA; or

     (iv) is required to be disclosed by administrative or judicial action; provided that SCEA attempted to maintain the confidentiality of Publisher's Confidential Information by asserting in such action the restrictions set forth in this Agreement, and immediately after receiving notice of such action, notified Publisher of such action to give Publisher the opportunity to seek any other legal remedies to maintain such Publisher's Confidential Information in confidence as herein provided; or

     (vi) is approved for release by written authorization of Publisher.

          13.2.5 SCEA'S OBLIGATIONS UPON UNAUTHORIZED DISCLOSURE. If at any time SCEA becomes aware of any unauthorized duplication, access, use, possession or knowledge of any of Publisher's Confidential Information, it shall notify Publisher as soon as is reasonably practicable. SCEA shall provide any and all reasonable assistance to Publisher to protect Publisher's proprietary rights in any of Publisher's Confidential Information that may have directly or indirectly disclosed by an SCEA employee and that may be duplicated, accessed, used, possessed or known in a manner or for a purpose not expressly authorized by this Agreement. SCEA shall take all reasonable steps requested by Publisher to prevent the recurrence of any unauthorized duplication, access, use, possession or knowledge of Publisher's Confidential Information.

     13.3 CONFIDENTIALITY OF AGREEMENT. The terms and conditions of this Agreement shall be treated as SCEA's Confidential Information and Publisher's Confidential

                                       18                           CONFIDENTIAL
information; provided that each party may disclose the terms and conditions of this Agreement:

     (i) to legal counsel;

     (ii) in confidence, to accountants, banks and financing sources and their advisors;

     (iii) in confidence, in connection with the enforcement of this Agreement or rights arising under or relating to this Agreement; and

     (iv) if required, in the opinion of counsel, to file publicly or otherwise disclose the terms of this Agreement under applicable federal or state securities or other laws, the disclosing party shall be required to promptly notify the other party such that the other party has a reasonable opportunity to contact or limit the scope of such required disclosure, and the disclosing party shall request, and shall use its best efforts to obtain, confidential treatment for such sections of this Agreement as the other party may designate.

14.  TERM AND TERMINATION.

     14.1 EFFECTIVE DATE; TERM. This Agreement shall not be binding on the parties until it has been signed by each party, in which event it shall be effective from the Effective Date until March 31, 2007, unless earlier terminated pursuant to Section 14.2. The term shall be automatically extended for additional one-year terms thereafter, unless either party provides the other with written notice of its election not to so extend on or before January 31 of the applicable year. Notwithstanding the foregoing the term for the protection of SCEA's Confidential Information and Publisher's Confidential Information shall be as set forth in Section 13.1.2 and 13.2.2 respectively.

     14.2 TERMINATION BY SCEA. SCEA shall have the right to terminate this Agreement immediately, by providing written notice of such election to Publisher, upon the occurrence of any of the following:

     (i) If Publisher breaches (A) any of its obligations; or (B) any other agreement entered into between SCEA or Affiliates of SCEA and Publisher.

     (ii) The liquidation or dissolution of Publisher or a statement of intent by Publisher to no longer exercise any of the rights granted by SCEA to Publisher.

     (iii) If during the term of this Agreement, a controlling interest in Publisher or in an entity which directly or indirectly has a controlling interest in Publisher is transferred to a party that (A) is in breach of any agreement with SCEA or an Affiliate of SCEA; (B) directly or indirectly holds or acquires a controlling interest in a third party which develops any interactive device or product which is directly or indirectly competitive with the PSP Player; or (C) is in litigation with SCEA or Affiliates of SCEA concerning any proprietary technology, trade secrets or other SCEA Intellectual Property Rights or SCEA's Confidential Information. As used in this Section 14.2, "controlling interest" means, with respect to any form of entity, sufficient power to control the decisions of such entity,

     (iv) If during the term of this Agreement, Publisher or an entity that directly or indirectly has a controlling interest in Publisher enters into a business relationship with a third party with whom Publisher materially contributes to develop core components to an interactive device or product which is directly or indirectly competitive with the PSP Player.

     (v) Publisher files or causes to file litigation against SCEA or any SCE Affiliate.

Publisher shall immediately notify SCEA in writing in the event that any of the events or circumstances specified in this Section occur.

     14.3 PRODUCT-BY-PRODUCT TERMINATION BY SCEA. In addition to the events of termination described in Section 14.2, above, SCEA, at its option, shall be entitled to terminate, on a product-by-product basis, the licenses and related rights herein granted to Publisher in the event that (a) Publisher fails to notify SCEA promptly in writing of any material change to any materials previously approved by SCEA in accordance with Section 5 or Section 6.1 hereto, and such breach is not corrected or cured within thirty (30) days after receipt of written notice of such breach; (b) Publisher uses a third party that fails to comply with the requirements of Section 3 in connection with the development of any Licensed PSP Product; (c) any third party with whom Publisher has contracted for the development of Executable Software breaches any of its material obligations to SCEA pursuant to such third party's agreement with SCEA with respect to such Licensed PSP Product; or (d) Publisher cancels a Licensed PSP Product or fails to provide SCEA in accordance with the provisions of Section 5 above, with the final version of the Executable Software for any Licensed PSP Product within three (3) months of the scheduled release date according to the Product Proposal (unless a modified final delivery date has been agreed to by the parties), or fails to provide work in progress to SCEA in strict accordance with the Review Process in Section 5.3.

     14.4 OPTIONS OF SCEA IN LIEU OF TERMINATION. As alternatives to terminating this Agreement or a particular Licensed PSP Product as set forth in Sections 14.2 and 14.3 above, SCEA may, at its option and upon written notice to Publisher, take the following actions, in the event that SCEA elects either of these options, Publisher may terminate this Agreement upon written notice to SCEA rather than allowing SCEA to exercise these options. Election of these options by SCEA shall not constitute a waiver of or compromise with respect to any of SCEA's


                                       19                           CONFIDENTIAL
rights under this Agreement and SCEA may elect to terminate this Agreement with respect to any breach.

     14.4.1 SUSPENSION OF AGREEMENT. SCEA may suspend this Agreement, entirely or with respect to a particular Licensed PSP Product or program, for a set period of time which shall be specified in writing to Publisher upon the occurrence of any breach of this Agreement.

     14.4.2 LIQUIDATED DAMAGES. Whereas a minor breach of any of the events set out below may not warrant termination of this Agreement, but will cause SCEA damages in amounts difficult to quantify, SCEA may require Publisher to pay liquidated damages of [*] per event as follows:

          (i) Failure to submit Advertising Materials to SCEA for approval (including any required resubmissions);

          (ii) Broadcasting or publishing Advertising Materials without receiving the final approval or consent of SCEA;

          (iii) Failure to make SCEA's requested revisions to Advertising Materials; or

          (iv) Failure to comply with the PSP SourceBook, Manufacturing Specifications or Guidelines which relates in any way to use of Licensed Trademarks.

          (v) any transshipment or attempted transshipment of Licensed Products into unlicensed territories, whether willfully or negligently, without the expressed written permission of the regional SCE Affiliate, in an amount that SCEA deems in the discretion not to be a material breach of this Agreement.

Liquidated damages shall be invoiced separately or on Publisher's next invoice for Licensed PSP Products, SCEA reserves the right to terminate this Agreement for breach in lieu of seeking liquidated damages or in the event that liquidated damages are unpaid.

     14.5 NO REFUNDS. In the event of the termination of this Agreement in accordance with any of the provisions of Sections 14.2 through 14.4 above, no portion of any payments of any kind whatsoever previously provided to SCEA hereunder shall be owed or be repayable to Publisher.

15. EFFECT OF EXPIRATION OR TERMINATION.

     15.1 INVENTORY STATEMENT. Within thirty (30) days of the date of expiration or the effective date of termination with respect to any or all Licensed PSP Products or this Agreement, Publisher shall provide SCEA with an itemized statement, certified to be accurate by an officer of Publisher, specifying the number of unsold Units of the Licensed PSP Products as to which such termination applies, on a title-by-title basis, which remain in its inventory or under its control at the time of expiration or the effective date of termination. SCEA shall be entitled to conduct at its expense a physical inspection of Publisher's inventory and work in process upon reasonable written notice during normal business hours in order to ascertain or verify such inventory and inventory statement.

     15.2 REVERSION OF RIGHTS. Upon expiration or termination and subject to
Section 15.3 below, the licenses and related rights herein granted to Publisher shall immediately revert to SCEA, and Publisher shall cease from any further use of SCEA's Confidential Information, Licensed Trademarks and SCE Materials and any SCEA Intellectual Property Rights therein, and, subject to the provision of Section 15.3 below, Publisher shall have no further right to continue the development, publication, manufacture, marketing, sale or distribution of any Units of the Licensed PSP Products, or to continue to use any Licensed Trademarks; provided, however, that for a period of one year after termination, and subject to all the terms of Section 13, and provided this Agreement is not terminated due to a breach or default of Publisher, Publisher may retain such portion of SCE Materials and SCEA's Confidential Information as SCEA in its sole discretion agrees are required to support end users of Licensed PSP Products but must return these materials at the end of such one year period. Upon expiration or termination, the licenses and related rights herein granted to SCEA by Publisher shall immediately revert to Publisher, and SCEA shall cease from any further use of Product Information and any Publisher Intellectual Property Rights therein; provided that SCEA may continue the manufacture, marketing, sale of distribution of my SCEA Demo Discs containing Publisher's Product Information which Publisher had approved prior to termination.

     15.3 DISPOSAL OF UNSOLD UNITS. Provided that this Agreement is not terminated due to a breach or default of Publisher, Publisher may, upon expiration or termination of this Agreement, sell off existing inventories of Licensed PSP Products, on a non-exclusive basis, for a period of ninety (90) days from the date of expiration or termination of this agreement, and provided such inventories have not been manufactured solely or principally for sale during such period. Subsequent to the expiration of such ninety (90) day period, or in the event this Agreement is terminated as a result of any breach or default of Publisher, any and all Units of the Licensed PSP Products remaining in Publisher's inventory shall be destroyed by Publisher within five
(5) business days of such expiration or termination. Within five (5) business days after such destruction, Publisher shall provide SCEA with an itemized statement, certified to be accurate by an officer of Publisher, indicating the number of Units of the Licensed PSP Products which have been destroyed (on a title-by-title basis), the location and date of such destruction and the disposition of the remains of such destroyed materials.



[*] Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.


                                       20                          CONFIDENTIAL

     15.4 RETURN OF SCE MATERIALS AND CONFIDENTIAL INFORMATION. Upon the expiration or earlier termination of this Agreement, Publisher shall immediately deliver to SCEA, or if and to the extent requested by SCEA destroy, all SCE Materials and any and all copies thereof, and Publisher and SCEA shall, upon the request of the other party, immediately deliver to the other party, or if and to the extent requested by such party destroy, all Confidential Information of the other party, including any and all copies thereof, which the other party previously furnished to it in furtherance of this Agreement. Within five (5) working days after any such destruction, Publisher or SCEA, as appropriate, shall provide the other party with an affidavit of destruction and an itemized statement, each certified to be accurate by an officer of Publisher, indicating the number of copies and units of the SCE Materials and Confidential Information which have been destroyed, the location and date of such destruction and the disposition of the remains of such destroyed materials. In the event that Publisher fails to return the SCE Materials or Confidential Information and SCEA must resort to legal means including without limitation any use of attorneys to recover the SCE Materials or Confidential Information or the value thereof, all costs, including SCEA's reasonable attorney's fees, shall be borne by Publisher, and SCEA may, in addition to SCEA's other remedies, withhold such amounts from any payment otherwise due from SCEA to Publisher under any agreement between SCEA and Publisher.

     15.5 EXTENSION OF THIS AGREEMENT; TERMINATION WITHOUT PREJUDICE. SCEA shall be under no obligation to extend this Agreement notwithstanding any actions taken by either of the parties prior to the expiration of this Agreement. Upon the expiration of this Agreement, neither party shall be liable to the other for any damages (whether direct, indirect, consequential or incidental, and including, without limitation, any expenditures, loss of profits or prospective profits) sustained or arising out of or alleged to have been sustained or to have arisen out of such expiration. The expiration or termination of this Agreement shall be without prejudice to any rights or remedies which one party may otherwise have against the other party, and shall not excuse either party from any such expiration or termination.

16.  MISCELLANEOUS PROVISIONS.

     16.2 NOTICES. All notices or other communications required or desired to be sent to either of the parties shall be in writing and shall be sent by registered or certified mail, postage prepaid, or sent by recognized international courier service, telegram or facsimile, with charges prepaid. The address for all notices or other communications required to be sent to SCEA of Publisher, respectively, shall be the mailing address stated in the preamble hereof, or such other address as may be provided by written notice from one party to the other on at least ten (10) days' prior written notice. Any such notice shall be effective upon the date of actual or tendered delivery, as confirmed by the sending party.

     16.2 AUDIT PROVISIONS. Publisher shall keep full, complete, and accurate books of account and records covering all transactions relating to this Agreement, Publisher shall preserve such books of account, records, documents and material for a period of twenty-four (24) months after the expiration or earlier termination of this Agreement, Acceptance by SCEA of an accounting statement, purchase order, or payment hereunder will not preclude SCEA from challenging or questioning the accuracy thereof at a later time. In the event that SCEA reasonably believes that the Wholesale Price provided by Publisher with respect to any Licensed PSP Product is not accurate, SCEA shall be entitled to request additional documentation from Publisher to support the listed Wholesale Price for such Licensed PSP Product. In addition, during the Term and for a period of two (2) years thereafter and upon the giving of reasonable written notice to Publisher, representatives of SCEA shall have access to, and the right to make copies and summaries of, such portions of all of Publisher's books and records as pertain to the Licensed PSP Products and any payments due or credits received hereunder. In the event that such inspection reveals an under-reporting of any payment due to SCEA, Publisher shall immediately pay SCE such amount. In the event that any audit conducted by SCEA reveals that Publisher has under-reported any payment due to SCEA hereunder by [*] or more for that audit period, then in addition to the payment of the appropriate amount due to SCEA, Publisher shall reimburse SCEA for all reasonable audit costs for that audit and any and all collection costs to recover the unpaid amount.

     16.3 FORCE MAJEURE. Neither SCEA nor Publisher shall be liable for any loss or damage or be deemed to be in breach of this Agreement if its failure to perform or failure to cure any of its obligations under this Agreement results from any event or circumstance beyond its reasonable control, including, without limitation, any natural disaster, fire, flood, earthquake or other act of God; shortage of equipment, materials, supplies or transportation facilities; strike or other industrial dispute; war or rebellion; shutdown or delay in power, telephone or other essential service due to the failure of computer or communications equipment or otherwise; provided, however, that the party interfered with gives the other party written notice thereof promptly, and, in any event, within fifteen (15) business days of discovery of any such Force Majeure condition. If notice of the existence of any Force Majeure condition is provided within such period, the time for performance or cure shall be extended for a period equal to the duration of the Force Majeure event or circumstance described in such notice, except that any such cause shall not excuse the payment of any sums owed to SCEA prior to, during or after any such Force Majeure condition. In the event that the Force Majeure condition continues for more than sixty (60) days, SCEA may terminate this Agreement for cause by providing written notice to Publisher to such effect.

     16.4 NO AGENCY, PARTNERSHIP OR JOINT VENTURE. The relationship between SCEA and Publisher,



[*] Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.


                                      21                           CONFIDENTIAL
respectively, is that of licensor and licensee. Both parties are independent contractors and are not the legal representative, agent, joint venturer, partner or employee of the other party for any purpose whatsoever. Neither party has any right or authority to assume or create any obligations of any kind or to make any representation or warranty on behalf of the other party, whether express or implied, or to bind the other party in any respect whatsoever.

     16.5 ASSIGNMENT. SCEA has entered into this Agreement based upon the particular reputation, capabilities and experience of Publisher and its officers, directors and employees. Accordingly, Publisher may not assign this Agreement or any of its rights hereunder, nor delegate or otherwise transfer any of its obligations hereunder, to any third party unless the prior written consent of SCEA shall first be obtained. This Agreement shall not be assigned in contravention of Section 14.2 (iii). Any attempted or purported assignment, delegation or other such transfer, directly or indirectly, without the required consent of SCEA shall be void. Subject to the foregoing, this Agreement shall inure to the benefit of the parties and their respective successors and permitted assigns (other than under the conditions set forth in Section 14.2
(iii). SCEA shall have the right to assign any and all of its rights and obligations hereunder to any Sony affiliate(s).

     16.6 SUBCONTRACTORS. Publisher shall not sell, assign, delegate, subcontract, sublicense or otherwise transfer or encumber all or any portion of the licenses herein granted without the prior written approval of SCEA, provided, however, that Publisher may retain those subcontractors who provide services which do not require access to SCE Materials or SCEA's Confidential Information without such prior approval. Publisher may retain those subcontractor(s) to assist with the development, publication and marketing of Licensed PSP Products (or portions thereof) which have signed (i) an PSP LPA or PSP LDA with SCEA (the "PSP Agreement") in full force and effect throughout the term of such development and marketing; or (ii) an SCEA-approved subcontractor agreement ("Subcontractor Agreement"); and SCEA has approved such subcontractor in writing, which approval shall be in SCEA's sole discretion. Such Subcontractor Agreement shall provide that SCEA is a third-party beneficiary of such Subcontractor Agreement and has the full right to bring any actions against such subcontractors to comply in all respects with the terms and conditions of this Agreement. Publisher shall provide a copy of any such Subcontractor Agreement to SCEA prior to and following execution thereof. Publisher shall not disclose to any subcontractor any of SCEA's Confidential Information, including, without limitation, any SCE Materials, unless and until either a PSP Agreement or a Subcontractor Agreement has been executed and approved by SCEA. Notwithstanding any consent which may be granted by SCEA for Publisher to employ any such permitted subcontractor(s), or any such separate agreement(s) that may be entered into by Publisher with any such permitted subcontractor, Publisher shall remain fully liable for its compliance with all of the provisions of this Agreement and for the compliance of any and all permitted subcontractors with the provisions of any agreements entered into by such subcontractors in accordance with this Section. Publisher shall use its best efforts to cause its subcontractors retained in furtherance of this Agreement to comply in all respects with the terms and conditions of this Agreement, and hereby unconditionally guarantees all obligations of its subcontractors. SCEA may subcontract any of its rights or obligations hereunder.

     16.7 COMPLIANCE WITH APPLICABLE LAWS. The parties shall at all times comply with all applicable regulations and orders of their respective countries and other controlling jurisdictions and all conventions and treaties to which their countries are a party or relating to or in any way affecting this Agreement and the performance by the parties of this Agreement. Each party, at its own expense, shall negotiate and obtain any approval, license or permit required in the performance of its obligations, and shall declare, record or take such steps to render this Agreement binding, including, without limitation, the recording of this Agreement with any appropriate governmental authorities (if required).

     16.8 GOVERNING LAW: CONSENT TO JURISDICTION. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California, excluding that body of law related to choice of laws, and of the United States of America. Any action or proceeding brought to enforce the terms of this Agreement or to adjudicate any dispute arising hereunder shall be brought in the Superior Court of the County of San Mateo, State of California or the United States District Court for the Northern District of California. Each of the parties hereby submits itself to the exclusive jurisdiction and venue of such courts for purposes of any such action and agrees that any service of process may be effected by delivery of the summons in the manner provided in the delivery of notices set forth in Section 16.1 above. In addition, each party hereby waives the right to a jury trial in any action or proceeding related to this Agreement.

     16.9 LEGAL COSTS AND EXPENSES. In the event it is necessary for either party to retain the services of an attorney or attorneys to enforce the terms of this Agreement or to file or defend any action arising out of this Agreement, then the prevailing party in any such action shall be entitled, in addition to any other rights and remedies available to it at law or in equity to recover from the other party its reasonable fees for attorneys and expert witnesses, plus such court costs and expenses as may be fixed by any court of competent jurisdiction. The term "prevailing party" for the purposes of this Section shall include a defendant who has by motion, judgment, verdict or dismissal by the court, successfully defended against any claim that has been asserted against it.

     16.10 REMEDIES. Unless expressly set forth to the contrary, either party's election of any remedies provided


                                       22                           CONFIDENTIAL
for in this Agreement shall not be exclusive of any other remedies, and all such remedies shall be deemed to be cumulative. Any breach of Sections 3, 4, 5, 6.1, 11 and 13 of this Agreement would cause significant and irreparable harm to SCEA, the extent of which would be difficult to ascertain. Accordingly, in addition to any other remedies including without limitation equitable relief to which SCEA may be entitled, in the event of a breach by Publisher or any of its employees or permitted subcontractors of any such Sections of this Agreement, SCEA shall be entitled to the immediate issuance without bond of ex parte injunctive relief or, if a bond is required under applicable law, on the posting of a bond in an amount not to exceed [*], enjoining any breach or threatened breach of any or all of such provisions. In addition, if Publisher fails to comply with any of its obligations as set forth herein, SCEA shall be entitled to an accounting and repayment of all forms of compensation, commissions, remuneration or benefits which Publisher directly or indirectly realizes as a result of or arising in connection with any such failure to comply. Such remedy shall be in addition to and not in limitation of any injunctive relief or other remedies to which SCEA may be entitled under this Agreement or otherwise at law or in equity. In addition, Publisher shall indemnify SCEA for all losses, damages, liabilities, costs and expenses (including reasonable attorneys' fees and all reasonable related costs) which SCEA may sustain or incur as a result of any breach under this Agreement.

     16.11 SEVERABILITY. In the event that any provision of this Agreement (or portion thereof) is determined by a court of competent jurisdiction to be invalid or otherwise unenforceable, such provision (or portion thereof) shall be enforced to the extent possible consistent with the stated intention of the parties, or, if incapable of such enforcement, shall be deemed to be deleted from this Agreement, while the remainder of this Agreement shall continue in full force and remain in effect according to its stated terms and conditions.

     16.12 SECTIONS SURVIVING EXPIRATION OR TERMINATION. The following sections shall survive the expiration or earlier termination of this Agreement for any reason: 4, 5.8, 6.2, 6.4, 8, 9, 10, 11, 13, 14.5, 15, and 16.

     16.13 WAIVER. No failure or delay by either party in exercising any right, power or remedy under this Agreement shall operate as a waiver of any such right, power or remedy. No waiver of any provision of this Agreement shall be effective unless in writing and signed by the party against whom such waiver is sought to be enforced. Any waiver by either party of any provision of this Agreement shall not be construed as a waiver of any other provision of this Agreement, nor shall such waiver operate or be construed as a waiver of such provision respecting any future event or circumstance.

     16.14 MODIFICATION AND AMENDMENT. No modification or amendment of any provision of this Agreement shall be effective unless in writing and signed by both of the parties. Notwithstanding the foregoing, SCEA reserves the right to modify the PSP SourceBook from time to time upon reasonable notice to Publisher.

     16.15 HEADINGS. The section headings used in this Agreement are intended primarily for reference and shall not by themselves determine the construction or interpretation of this Agreement or any portion hereof.

     16.16 INTEGRATION. This Agreement, together with the PSP SourceBook, constitutes the entire agreement between SCEA and Publisher and supersedes all prior or contemporaneous agreements, proposals, understandings and communications between SCEA and Publisher, whether oral or written, with respect to the subject matter hereof including any PSP Confidentiality and Nondisclosure Agreement and Materials Loan Agreement between SCEA and Publisher.

     16.17 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, and together shall constitute one and the same instrument.

     16.18 CONSTRUCTION. This Agreement shall be fairly interpreted in accordance with its terms and without any strict construction in favor of or against either of the parties.



IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first written above.


SONY COMPUTER ENTERTAINMENT AMERICA INC.     ATARI INC.


By:  /s/ Andrew House                        By:  /s/ Jeff Kempler
   --------------------------                    -------------------------------

Print Name: Andrew House                     Print Name:  Jeff Kempler
           ------------------                           ------------------------

Title: EVP SCEA                              Title: SVP Legal & Business Affairs
      -----------------------                      -----------------------------

Date:  04/25/05                              Date:  04/01/05
     ------------------------                     ------------------------------


NOT AN AGREEMENT UNTIL EXECUTED BY BOTH PARTIES




[*] Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.


                                       23                           CONFIDENTIAL